                                                                   EXHIBIT 4.8

                                                                [CONFORMED COPY]
================================================================================

                       PRODUCTION SYSTEM LEASE AGREEMENT

                                  dated as of

                               December 12, 1995

                                     among

                      FLEET NATIONAL BANK OF CONNECTICUT,
                   not in its individual capacity but solely
             as Corporate Owner Trustee under the Trust Agreement,

                                      and

                              MICHAEL M. HOPKINS,
                   not in his individual capacity but solely
            as Individual Owner Trustee under the Trust Agreement,

                                    Lessor

                                      and

                         MOBIL G.B. 388 FINANCE INC.,

                                    Lessee
________________________________________________________________________________

                      Sale and Leaseback of an Undivided
                   Interest in Oil and Gas Production System

================================================================================

AS SET FORTH IN SECTION 14.1 OF THIS LEASE, CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE LESSOR IN AND TO THIS LEASE HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE, MORTGAGE, ASSIGNMENT OF LEASE AND SECURITY AGREEMENT DATED AS OF DECEMBER 12, 1995 BETWEEN THE LESSOR AND THE INDENTURE TRUSTEE, AS SUCH INDENTURE MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OF POSSESSION OF ANY EXECUTED COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE THEREOF.

                               TABLE OF CONTENTS

                                                                       Page
SECTION 1.   DEFINITIONS; INTERPRETATION..............................    1

SECTION 2.   LEASE OF UNDIVIDED INTEREST; ETC.........................    1

      2.1.  Undivided Interest........................................    1
      2.2.  Personal Property.........................................    2
      2.3.  Descriptions..............................................    2

SECTION 3.   RENT.....................................................    2

      3.1.  Basic Rent................................................    2
      3.2.  Supplemental Rent and Advance Amount......................    3
      3.3.  Method of Payment.........................................    3
      3.4.  Late Payment..............................................    4
      3.5.  Minimum Payment...........................................    4
      3.6.  Net Lease; No Setoff; Etc.................................    4
      3.7.  Repayment of Advance Amount...............................    6
      3.8.  Premium...................................................    6

SECTION 4.   RECOMPUTATION OF BASIC RENT, STIPULATED LOSS VALUE,
             TERMINATION VALUE AND THE EARLY BUY-OUT PURCHASE PRICE...    7

      4.1.  Adjustments to Rent Percentages...........................    7
      4.2.  Limitations on Adjustments................................    8
      4.3.  Timing of Adjustments.....................................    9
      4.4.  Confirmation of Adjustments...............................    9
      4.5.  Further Assurances........................................   11

SECTION 5.   RENEWAL..................................................   11

      5.1.  Renewal...................................................   11
      5.2.  Rent......................................................   12
      5.3.  Notice....................................................   12
      5.4.  Stipulated Loss Value Percentages and
             Termination Value Percentages............................   13

SECTION 6.   PURCHASE OPTIONS.........................................   13

      6.1.  Purchase Options..........................................   13

      6.2.  Notice of Election; Manner of Purchase;
             Transfer After Purchase.................................... 15
      6.3.  Assumption of Secured Notes................................. 20

SECTION 7.   EARLY TERMINATION.......................................... 20

      7.1.  Decision.................................................... 20
      7.2.  Notice of Termination....................................... 21
      7.3.  Sale of Undivided Interest or Significant
             Portion; Termination Payment.
      7.4.  Retention of Undivided Interest by Lessor................... 25
      7.5.  Calculation of Original Cost................................ 25

SECTION 8.   RELINQUISHMENT OF POSSESSION AND USE OF UNDIVIDED
             INTEREST................................................... 26

      8.1.  Return of Undivided Interest................................ 26
      8.2.  Agency and Support Agreement................................ 27

SECTION 9.   QUIET ENJOYMENT; DISCLAIMER OF WARRANTIES.................. 27

      9.1.  Quiet Enjoyment............................................. 27
      9.2.  Disclaimer of Warranties.................................... 28
      9.3.  Enforcement of Warranties................................... 29

SECTION 10.  LIENS...................................................... 30

SECTION 11.  OPERATION AND MAINTENANCE; INSPECTION; REPLACEMENTS AND
             MODIFICATIONS; PERSONNEL; SALVAGE AND FUEL; IDENTIFICATION. 30

      11.1.  Operation and Maintenance.................................. 30
      11.2.  Inspection and Reports..................................... 31
      11.3.  Required Modifications..................................... 31
      11.4.  Optional Modifications..................................... 32
      11.5.  Title to Modifications and Components;
             Purchase Option for Severable
             Modifications.............................................. 32
      11.6.  Payment for Modifications and Replacement
             Components................................................. 33

      11.7.  Replacement of Components; Removal of Property............. 34
      11.8.  Employment of Personnel.................................... 35
      11.9.  Salvage.................................................... 35
      11.10.  Identification of Platform................................ 35
      11.11.  Reports of Modifications.................................. 36
      11.12.  Repair of Production System............................... 36

SECTION 12.  EVENT OF LOSS.............................................. 36

      12.1.  Notice of Event of Loss.................................... 36
      12.2.  Payment of Stipulated Loss Value, Etc...................... 37
      12.3.  Application of Other Payments upon the
             Occurrence of an Event of Loss............................. 40
      12.4.  Application of Payments Not Relating to
             an Event of Loss........................................... 41
      12.5.  Other Dispositions......................................... 41

SECTION 13.  INSURANCE.................................................. 41

      13.1.  Coverage................................................... 41
      13.2.  Adjustment of Losses....................................... 43
      13.3.  Application of Insurance Proceeds.......................... 43
      13.4.  Additional Insurance....................................... 43
      13.5.  Annual Insurance Report.................................... 43

SECTION 14.  RIGHTS TO ASSIGN OR LEASE; LEASEHOLD MORTGAGEE PROVISIONS.. 43

      14.1.  Assignment by Lessor; Security for
             Lessor's Obligations to Indenture Trustee.................. 43
      14.2.  Assignment and Sublease by Lessee.......................... 44

SECTION 15.  LEASE EVENTS OF DEFAULT.................................... 45

SECTION 16.  REMEDIES................................................... 48

      16.1.  In General................................................. 48
      16.2.  Continuing Obligations..................................... 51
      16.3.  Remedies Cumulative........................................ 52

SECTION 17.  NOTICES.................................................... 52

SECTION 18.  RIGHT TO PERFORM FOR LESSEE................................ 53

      18.1.  Lessor's Right to Perform.................................. 53
      18.2.  Performance by Guarantors.................................. 53

SECTION 19.  MISCELLANEOUS.............................................. 53

      19.1.  Amendments in Writing...................................... 53
      19.2.  Severability of Provisions................................. 53
      19.3.  Governing Law.............................................. 53
      19.4.  Headings................................................... 54
      19.5.  Counterpart Execution...................................... 54
      19.6.  Successors and Assigns..................................... 54
      19.7.  Investment of Security Funds............................... 54
      19.8.  Immunities; Satisfaction of Undertakings; Successor Owner
             Trustee.................................................... 55
      19.9.  Performance of Obligations to Indenture Trustee and
             Holders.................................................... 55
      19.10.  True Lease................................................ 56
      19.11.  Survival of Agreements.................................... 56

APPENDIX A   Definitions

SCHEDULE 1   Basic Rent Percentages
SCHEDULE 2   Stipulated Loss Value Percentages
SCHEDULE 3   Termination Value Percentages
SCHEDULE 4   Early Buy-Out Date and Early Buy-Out Percentage
SCHEDULE 5   Special Purchase Option Dates
SCHEDULE 6   Lessor's Cost

EXHIBIT A    Description of Production System
EXHIBIT B    Description of Federal Leases

                       PRODUCTION SYSTEM LEASE AGREEMENT


          THIS PRODUCTION SYSTEM LEASE AGREEMENT, dated as of December 12, 1995, is among FLEET NATIONAL BANK OF CONNECTICUT, a national banking association, not in its individual capacity, except as expressly provided in Section 19.8, but solely as Corporate Owner Trustee under the Trust Agreement, and MICHAEL M. HOPKINS, not in his individual capacity, except as expressly provided in Section 19.8, but solely as Individual Owner Trustee under the Trust Agreement, collectively as Lessor, and MOBIL G.B. 388 FINANCE INC., a Delaware corporation, as Lessee.

                                   RECITALS:

     A. Pursuant to the Bill of Sale, the Lessee is selling all of its right, title and interest in and to the Undivided Interest to the Lessor.

     B. Pursuant to this Lease, the Lessor desires to lease the Undivided Interest to the Lessee and the Lessee desires to lease the Undivided Interest from the Lessor.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.     DEFINITIONS; INTERPRETATION.
                         ---------------------------

          For the purposes hereof, capitalized terms used herein (including those used in the preamble and in the foregoing recitals) and not otherwise defined herein shall have the meanings assigned to them in Appendix A, which Appendix A shall for all purposes constitute part of this Agreement and shall be subject to amendment in accordance with the terms hereof. References in this Lease to Sections, subsections, Schedules, Appendices and Exhibits are to Sections and subsections of, and Schedules, Appendices and Exhibits to, this Lease unless otherwise indicated.

          SECTION 2.     LEASE OF UNDIVIDED INTEREST; ETC.
                         --------------------------------

          2.1.  Undivided Interest.  Upon the terms and subject to the
                ------------------
conditions of this Lease, the Lessor agrees to lease and hereby leases the Undivided Interest to the Lessee, and the Lessee agrees to lease and hereby leases the Undivided Interest from the Lessor, for the Interim Lease Term, the Basic Lease Term and, subject to the exercise by the Lessee of its renewal option or options as provided in Section 5, the Renewal Term or Renewal Terms.

          2.2.  Personal Property.  The parties hereto stipulate and agree that
                -----------------
the Production System, the Undivided Interest and the Lessor's Share of all Modifications to the Production System and every portion thereof is severed, and shall be and remain severed, to the maximum extent permitted by law, from any real estate underneath the Production System, even if physically attached thereto. To the maximum extent permitted by law, the parties agree that the Production System, the Undivided Interest and all such Modifications shall constitute personal property and shall not be or become fixtures or otherwise part of the real estate underneath the Production System or of any other real property. The Lessee will not enter into or be a party to any lease or mortgage of any real property on which any portion of the Production System is or is to be located or enter into any other agreement which grants to any other Person any right to any portion of the Production System by reason of such portion being an accession to any real property owned by such Person to the extent such lease or mortgage would constitute a Lien that is not a Permitted Lien.

          2.3.  Descriptions.  The Production System is described in Exhibit A.
                ------------


          SECTION 3.     RENT.
                         ----

          3.1.  Basic Rent.  (a) The Lessee shall pay to the Lessor, as Basic
                ----------
Rent for the Undivided Interest, semiannual installments of rent on the Basic Rent Payment Dates during the Basic Lease Term. Basic Rent with respect to any Renewal Term shall be payable as provided in Section 5.2. Subject to adjustment as provided herein, each such installment of Basic Rent during the Basic Lease Term shall be in an amount equal to the percentage set forth in Schedule 1 opposite the applicable Basic Rent Payment Date multiplied by Lessor's Cost. Each installment of Basic Rent shall be in advance or in arrears and shall apply to a specific semiannual period as specified in Schedule 1A.

          (b) Although the Basic Rent Percentages set forth in Schedule 1 hereto have been computed on the assumption that each Series 1995 A Secured Note will bear interest at the Assumed Debt Rate for such Series 1995 A Secured Note throughout the Basic Lease Term, the Lessor and the Lessee recognize that the actual rate of interest on the Series 1995 A Secured Notes may be increased as provided in the proviso to the first sentence of the Series 1995 A Secured Notes. Accordingly, the Lessee and the Lessor agree that, if the actual rate of interest on the Series 1995 A Secured Notes is so increased, each installment of Basic Rent due on a Basic Rent Payment Date following such increase shall be increased by the Rent Differential Amount (as defined herein). For purposes hereof, "Rent Differential Amount" shall mean, as of any Basic Rent Payment Date
         ------------------------
on which Basic Rent is payable during the Basic Lease Term following such an increase of the interest rate on the Series 1995 A Secured Notes, the excess of
(i) the aggregate amount of interest actually due and payable on such Basic Rent Payment Date on the Series 1995 A Secured Notes over (ii) the aggregate amount of interest on the Series 1995 A Secured Notes that would have been due and payable on such Basic Rent Payment Date if each Series 1995 A Secured Note had borne interest at the Assumed Debt Rate for such Series 1995 A Secured Note for the period from and including the Basic Rent Payment Date next preceding such Basic Rent Payment Date to but excluding such Basic Rent Payment Date.

          3.2.  Supplemental Rent and Advance Amount.  (a)  The Lessee shall pay
                ------------------------------------
to the Lessor, for its own account, or to the Person entitled thereto, as provided herein or in any other Operative Document, any and all Supplemental Rent promptly as the same shall become due and payable, and, except as otherwise provided herein, in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein in the case of nonpayment of Basic Rent.

          (b) If, and to the extent that, on or prior to the Basic Lease Term Commencement Date, the Lessor shall not have remitted to the Corporate Indenture Trustee funds in an amount equal to the amount of interest due and payable on the Basic

Lease Term Commencement Date in respect of the Secured Notes then Outstanding at the actual rate of interest borne by such Secured Notes, the Lessee shall advance to the Lessor on the Basic Lease Term Commencement Date, as Supplemental Rent, an amount ("Advance Amount") equal to the unpaid portion of such amount.
                  --------------
The Lessor shall give notice to the Lessee and the Indenture Trustee at least five Business Days prior to the Basic Lease Term Commencement Date as to whether funds equal to such amount will be paid by the Lessor on such date; provided,
                                                                    --------
however, that the Lessor's failure to deliver such notice shall not affect the
- -------
Lessee's obligations under this Section 3.2(b) or the Owner Participant's obligations under Section 11.1(i) of the Participation Agreement.


          3.3.  Method of Payment.  Subject to Section 14.1, all Basic Rent and
                -----------------
Supplemental Rent payable to the Lessor shall be paid to the Owner Trustee's account specified in Schedule 1 to the Participation Agreement or to such other account at such other place as the Lessor shall specify in writing to the Lessee at least five Business Days prior to the due date thereof. All Supplemental Rent payable to any Person other than the Lessor pursuant to any Operative Document shall be paid directly to such Person as provided in such Operative Document. Each payment of Rent shall be made by the Lessee in immediately available funds, on or before 12:00 noon, local time at the place of receipt, on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day in which case such payment shall be due and payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

          3.4.  Late Payment.  If any Rent shall not be paid when due, the
                ------------
Lessee shall pay to the Lessor (or, in the case of Supplemental Rent, to the Lessor for its own account or to the Person entitled thereto as provided herein or in any other Operative Document), as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless payment is made after 12:00 noon, local time at the place of receipt, in which event such date of payment shall be included) at the Overdue Rate.

          3.5.  Minimum Payment.  Notwithstanding any other provision of this
                ---------------
Lease (including, without limitation, Section 4) or any other Operative Document, (a) the amount of Basic Rent and Advance Amount payable on each Basic Rent Payment Date and on the Basic Lease Term Commencement Date, as the same may be adjusted pursuant to Section 4 (excluding, in each case, any portion thereof constituting an Excepted Payment), shall be at least equal to the aggregate amount of scheduled principal and accrued interest due and payable on the Secured Notes Outstanding on such Basic Rent Payment Date and on the Basic Lease Term Commencement Date and (b) the amount of Stipulated Loss Value and Termination Value as of any date and the amount of the initial installment of the Early Buy-Out Purchase Price as of the Early Buy-Out Date, as each such amount may be adjusted pursuant to Section 4, together with the Rent payable under this Lease on such date (excluding, in each case, any portion thereof constituting an Excepted Payment), shall be at least equal to the aggregate amount of principal and accrued interest which would be due and payable on the Secured Notes Outstanding on such date assuming such date or the Early Buy-Out Date, as the case may be, was the date such payment was due on the Secured Notes in respect of any payment by the Lessee of Stipulated Loss Value, Termination Value or Early Buy-Out Purchase Price.

          3.6.  Net Lease; No Setoff; Etc.  This Lease is a net lease and,
                --------------------------
notwithstanding any other provision of this Lease (except as expressly provided in Section 3.7), the obligation of the Lessee to pay Rent hereunder shall be absolute and unconditional and shall not be affected by any circumstance of any character, including, without limitation: (a) counterclaim, setoff, deduction, defense, abatement, suspension, deferment, diminution or reduction; (b) any defect in the condition, design, quality or fitness for use of the Production System, or any part thereof or interest therein; (c) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of, the Undivided Interest, the Production System or any part thereof or interest therein; (d) any restriction, prevention, interruption or curtailment of or interference with any use, operation or possession of the Undivided Interest, the Production System or any part thereof or interest therein; (e) any defect in, or any Lien on, title to the Undivided Interest, the Production System or any part thereof or interest therein; (f) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor; (g) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Indenture Trustee, the Lessor, the Owner Participant, any Loan Participant, any Holder or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Person mentioned above, or by any court; (h) any claim that the Lessee has or might have against any Person, including, without limitation, the Indenture Trustee, any Loan Participant, the Lessor, the Owner Participant or any Holder (but this Section 3.6 shall not constitute a waiver of any such claim); (i) any failure on the part of the Lessor, the Indenture Trustee, the Owner Participant or any Loan Participant to perform or comply with any of the terms hereof or of any other agreement; (j) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof, whether against or by the Lessee or otherwise; or
(k) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, the Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder. All payments by the Lessee of Basic Rent or Stipulated Loss Value, Termination Value, Early Buy-Out Purchase Price or Fixed Price Purchase Amount (or amounts payable by reference thereto) made hereunder as required hereby shall be final absent manifest error, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever absent manifest error. If this Lease shall be terminated in whole or in part for any reason whatsoever the Lessee shall, except as expressly provided herein, nonetheless pay to the Lessor (or, in the case of Supplemental Rent, to the Person entitled to such Supplemental Rent as specified herein or in the appropriate Operative Document) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part. Nothing contained in this

Section 3.6 shall be construed as (a) a guaranty of (i) the value of the Undivided Interest or the Production System upon the expiration or termination of the Basic Lease Term or any Renewal Term or (ii) the useful life of the Production System or (iii) payment of any of the Secured Notes or (b) a prohibition of assertion of any claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer with respect to the Production System or (c) a waiver by the Lessee of its right to assert and sue upon any claims it may have against any other Person in one or more separate actions.

          3.7.  Repayment of Advance Amount.  The Lessor shall repay to the
                ---------------------------
Lessee, in the manner provided in the next sentence, any Advance Amount paid by the Lessee and pay interest, in the manner provided in the next sentence, on the unreimbursed portion thereof at an interest rate of 12% per annum from the date such amount is advanced by the Lessee to but not including the date it is repaid by the Lessor (unless payment is made after 1:00 p.m., local time at the place of receipt in which event such date of payment shall be included) (such amounts to be repaid and the related interest being herein called the "Repayment
                                                               ---------
Amount"). The Lessee shall be entitled to offsets (without duplication) against
- ------
any payments of Rent (other than as limited by the two provisos to this sentence) due from the Lessee to the Lessor or the Owner Participant (including, without limitation, Basic Rent, Stipulated Loss Value, Termination Value and any purchase price and all other amounts payable to the Lessor in connection with any termination of this Lease) until the Lessee has received the Repayment Amount, whether by cash payment, offsets as herein provided, or any combination thereof; provided, however, that in case of any payment due from the Lessee
         --------  -------
which is distributable under the terms of the Indenture, the Lessee's right of offset shall be limited to amounts (if any) distributable to the Lessor or the Owner Participant thereunder; provided, further, however, that no such offset or
                              --------  -------  -------
aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent or Stipulated Loss Value or Termination Value or purchase price as of any date payable under this Lease to an amount that would be in contravention of Section 3.5.

          3.8.  Premium.  The Lessee shall also pay on behalf of the Lessor as
                -------
Supplemental Rent an amount on an After-Tax Basis equal to any amount payable by the Lessor as Premium as and when any such Premium shall be due and payable; provided, however, that the Lessee
                                           --------  -------
shall have no obligation to pay on behalf of the Lessor or the Owner Participant any Premium payable by the Lessor or the Owner Participant (or to otherwise reimburse the Lessor or the Owner Participant for any Premium paid by the Lessor or the Owner Participant) pursuant to Section 3.06 of the Indenture.



          SECTION 4. RECOMPUTATION OF BASIC RENT, STIPULATED LOSS VALUE, TERMINATION VALUE AND THE EARLY BUY-OUT PURCHASE PRICE.
                         -------------------------------------------------------

          4.1.  Adjustments to Rent Percentages.  Subject to the following
                -------------------------------
provisions of this Section 4 and to the provisions of Section 3.5, the Basic Rent Percentages shall be appropriately adjusted by such amounts as shall preserve the Owner Participant's Net Economic Return in the event that for any reason:

             (i)    the actual Closing Date is a date other than as set forth in
                    Schedule 2 to the Participation Agreement;

             (ii) the actual amount of Transaction Expenses paid by the Lessor as a percentage of Lessor's Cost is other than as set forth in Schedule 2 to the Participation Agreement;

             (iii) the Secured Notes are refinanced or refunded at any time pursuant to Section 15 of the Participation Agreement;

             (iv) Additional Notes are issued by the Lessor (without the investment of additional equity by the Owner Participant) in connection with a Supplemental Financing of a Modification to the Production System pursuant to Section 14 of the Participation Agreement;

              (v) Additional Notes are issued by the Lessor and the Owner Participant makes an additional equity investment in connection with a Supplemental Financing of a Modification to the Production System pursuant to Section 14 of the Participation Agreement (in which case adjustment of the Basic Rent Percentages pursuant to this Section 4 shall preserve the Owner Participant's Net Economic Return except as necessary to reflect the terms and conditions agreed by the Owner Participant and the Lessee pursuant to Section 14 of the Participation Agreement); or

             (vi)   the Lessee elects to make such an adjustment pursuant to
                    Section 5(b)(ii) of the Tax Indemnity Agreement.


In connection with any such adjustment to the Basic Rent Percentages made pursuant to this Section 4.1, appropriate corresponding adjustments shall be made to the Stipulated Loss Value Percentages and Termination Value Percentages and to the Early Buy-Out Percentage. Any adjustment pursuant hereto shall be made in such manner as to comply in all respects with Section 3.5 and, to the extent consistent with the foregoing provisions of this Section 4.1 (including preserving the Owner Participant's Net Economic Return), minimize (to the greatest extent possible) the Net Present Value of Basic Rent. If required pursuant to Section 8 of the Tax Indemnity Agreement, the Stipulated Loss Value Percentages and Termination Value Percentages and the Early Buy-Out Percentage shall be appropriately adjusted in accordance with the applicable provisions of this Section 4.

          4.2.  Limitations on Adjustments.  (a)  Any adjustment of the Basic
                --------------------------
Rent Percentages pursuant to this Section 4 shall be computed in a manner so as to satisfy the requirements of Section 3.5 and Sections 4.02(5), 4.07(1) and (2) and 4.08 of Revenue Procedure 75-28, 1975-1 C.B. 752; provided that the
                                                      --------
requirements of such Section 4.08 shall be applied, in the case of any adjustment pursuant to Section 4.1, on a prospective basis taking into consideration only Basic Rent payable by the

Lessee from and including the first Basic Rent Payment Date as of which the adjustment takes effect; provided that an adjustment of the Basic Rent
                         --------
Percentages shall be governed by the foregoing requirements of Sections 4.07 and/or 4.08 of Revenue Procedure 75-28 only to the extent that Basic Rent as of the Closing Date satisfied such requirements.

          (b) In making any adjustment pursuant to this Section 4, each of the pricing assumptions set forth in Schedule 2 to the Participation Agreement and the other assumptions and methods of calculation employed in the calculation of the Basic Rent Percentages, Stipulated Loss Value Percentages and Termination Value Percentages and the Early Buy-Out Percentage as reflected in Schedule 2 to the Participation Agreement (as such pricing assumptions shall have been modified by previous adjustments under this Section 4) shall be used consistently in such adjustment subject to the constraints specifically provided herein.

          (c) In the case of any adjustment made pursuant to clause (iv) or (v) of Section 4.1, Basic Rent shall be increased by an amount at least sufficient to repay the principal of, and interest on, such Additional Notes over the term of such Additional Notes.

          (d) In making any adjustment required pursuant to Section 4.1 (other than any adjustment pursuant to Section 4.1(iv) or (v)), no adjustment shall be made to reflect the application of Section 168(d)(3) of the Code. In addition,
(A) no adjustment shall be made to reflect the application of Section 168(d)(3) of the Code in the case of any adjustment required pursuant to Section 4.1(iv) or (v) if the notice required by Section 11.6(b) with respect to the Modification giving rise to such adjustment (the "Applicable Modification") was
                                                  -----------------------
delivered to the Owner Participant prior to September 1 of the year in which the Applicable Modification was placed in service and the actual cost of the Applicable Modification does not exceed the estimated cost as set forth in such notice by more than 20%, (B) no adjustment shall be made to reflect the application of Section 168(d)(3) of the Code in the case of any adjustment required pursuant to Section 4.1(iv) or (v) if the notice required by Section 11.6(b) with respect to the Applicable Modification was delivered to the Owner Participant after August 31 of such year unless the Owner Participant certified to the Lessee within 30 days of the receipt of such notice that the placement in service of the Applicable Modification during the last three months of such calendar year is likely to cause the aggregate bases of all property placed in service during the last three months of such calendar year by the consolidated group of which the Owner Participant is a member to exceed 40 percent of the bases of all property placed in service by such consolidated group during such calendar year and (C) no adjustment shall be made to reflect the application of Section 168(d)(3) of the Code in the case of any adjustment required pursuant to Section 4.1(iv) or (v) unless the Applicable Modification was placed in service during the last three months of the year.

          4.3.  Timing of Adjustments.  All adjustments to be made pursuant to
                ---------------------
this Section 4 shall be made as soon as practicable after the event giving rise to the adjustment and shall in each case be made in respect of installments of Basic Rent becoming due on and after the date such adjustment is made; provided
                                                                       --------
that all adjustments to the Stipulated Loss Value Percentages and Termination Value Percentages and to the Early Buy-Out Percentage shall be effective immediately.

          4.4.  Confirmation of Adjustments.  (a)  The amount of any adjustment
                ---------------------------
pursuant to this Section 4 shall be determined by the Owner Participant, which shall provide to the Lessee, the Lessor and the Indenture Trustee notice of such adjustment accompanied by an Officer's Certificate of the Owner Participant, which Officer's Certificate shall set forth the amount of and the reason for any such adjustment and which shall confirm that such adjustment was made in accordance with the provisions of this Section 4. Such adjustment shall become effective as of the date therein set forth (determined in accordance with Section 4.3 (subject to later revision, if any, pursuant to Section 4.4(b))) upon delivery by the Owner Participant to the Lessee of such notice and Officer's Certificate.

          (b) Within 10 Business Days after receipt of such certificate, the Lessee may request that such adjustment and confirmation be verified at the Lessee's expense by Morgan Stanley & Co. Incorporated; provided, however, that
                                                       --------  -------
Morgan Stanley & Co. Incorporated shall not be given access by the Owner Participant to the assumptions, methods, computations, programs and files utilized by the Owner Participant in calcu-lating such proposed adjustment or any other calculation of the Basic Rent Percentages, Stipulated Loss Value Percentages and Termination Value Percentages and the Early Buy-out Percentage. Within 20 Business Days after receipt of such certificate, if the Lessee believes that such adjustment is inaccurate, the Lessee may request that such adjustment be verified by KPMG Peat Marwick LLP, or another nationally recognized, independent public accounting firm that regularly audits the financial statements of, or is selected by, the Owner Participant and reasonably acceptable to the Lessee. In such verification process pursuant to the preceding sentence, such accounting firm shall be given access by the Owner Participant to the assumptions, methods, computations, programs and files utilized by the Owner Participant in calculating such proposed adjustment and employed in the calculation of the Basic Rent Percentages, Stipulated Loss Value Percentages and Termination Value Percentages and the Early Buy-out Percentage, subject to the execution of such confidentiality agreements as the Owner Participant shall reasonably request (which agreements shall prohibit disclosure of the Owner Participant's assumptions, methodology, programs or files to any third party, including the Lessee). Under no circumstances shall such independent public accounting firm or any other Person be entitled to review the tax returns of the Owner Participant. Any revised adjustment resulting from such verification shall become effective on the next Basic Rent Payment Date after such verification has been concluded, and shall take into account any underpayment or overpayment resulting from an earlier effectiveness of the original adjustment.

          (c) Such verification by such accounting firm shall be at the expense of the Lessee unless such verified adjustment results in (i) a readjustment in favor of the Lessee that exceeds 10 basis points in the Net Present Value of Basic Rent (as a percentage of Lessor's Cost) or (ii) a readjustment due to the use by the Owner Participant of methodology or assumptions other than as required pursuant to the terms of Section 4.2(b), in which case such verification shall be at the expense of the Owner Participant. Such determination by the Owner Participant, or, if so requested in accordance with
Section 4.4(b), such verified adjustment, as the case may be, shall be conclusive and binding.

          4.5.  Further Assurances.  At the time any adjustment is made pursuant
                ------------------
to this Section 4, the parties hereto shall, at the Lessee's expense, enter into a supplement to this Lease to reflect such adjustment and shall enter into such amendments and supplements to the other Operative Documents and do such further acts as may be reasonably required in order to effectuate such adjustment; provided that such adjustment shall become effective as provided in Section 4.4
- --------
without regard to the date on which such supplement to this Lease is executed and delivered.



          SECTION 5.     RENEWAL.
                         -------

          5.1.  Renewal.  The Lessee shall have the right to renew this Lease:
                -------

          (a) at the end of the Basic Lease Term for the Initial Fixed Rate Renewal Term;

          (b)  at the end of the Basic Lease Term for a Fair Market Renewal
     Term;

          (c) at the end of any Fair Market Renewal Term for an additional Fair Market Renewal Term; and

          (d) at the end of the Initial Fixed Rate Renewal Term or any other Fixed Rate Renewal Term for an additional Fixed Rate Renewal Term or a Fair Market Renewal Term;

provided that (i) the aggregate (without duplication) of the Interim Lease Term,
- --------
the Basic Lease Term and all Fixed Rate Renewal Terms exercised shall not exceed 80% of the total estimated useful life of the Production System as determined in accordance with Section 5.3 prior to the Initial Fixed Rate Renewal Term or prior to the Second Fixed Rate Renewal Term, (ii) the estimated residual value of the Undivided Interest, as determined in accordance with Section 5.3 prior to the Initial Fixed Rate Renewal Term or prior to the Second Fixed Rate Renewal Term, at the end of the Basic Lease Term and all Fixed Rate Renewal Terms exercised (determined without regard to inflation or deflation from the Closing
Date) shall not be less than 20% of Lessor's Cost, (iii) the aggregate of all Fixed

Rate Renewal Terms shall not exceed 50% of the Basic Lease Term, (iv) the term of any Fixed Rate Renewal Term shall be for a period of two years, except (1) when a shorter term is required to comply with clause (i) or (ii) of this proviso, and (2) in the case of the Initial Fixed Rate Renewal Term which may, at the Lessee's option, subject to clauses (i) and (ii) of this proviso, be for a period of four years, (v) the term of any Fair Market Renewal Term shall be two years, except that at the Lessee's option the initial Fair Market Renewal Term may, subject to clause (vi) of this proviso, be four years and, except when a shorter term is required to comply with clause (vi) of this proviso, and (vi) the term of any Fair Market Renewal Term may not extend beyond the total estimated useful life of the Production System as determined by the Final Appraisal with respect to the Production System or, at the Lessee's option, as determined in accordance with Section 5.3 prior to the applicable Renewal Term. It shall be a condition to the renewal of this Lease for any Renewal Term that no Lease Event of Default shall have occurred and be continuing at the commencement of such Renewal Term.

          5.2.  Rent.  All of the terms and provisions of this Lease shall be
                ----
applicable during any Renewal Term, except that (1) the Lessee shall pay to the Lessor as Basic Rent (a) in arrears on each Basic Rent Payment Date during the Initial Fixed Rate Renewal Term or any additional Fixed Rate Renewal Term, an amount equal to 50% of the average of the installments of Basic Rent (excluding any Basic Rent payable during the Basic Lease Term as a result of an adjustment to Basic Rent pursuant to Section 5(b)(ii) of the Tax Indemnity Agreement) payable during the Basic Lease Term (pro rated in the case of a partial rent period of a Fixed Rate Renewal Term) and (b) in arrears on each Basic Rent Payment Date during any Fair Market Renewal Term, an amount equal to the semiannual installment of the Fair Market Rental Value of the Undivided Interest (pro rated in the case of a partial rent period of a Fair Market Renewal Term), as determined in accordance with Section 5.3, (2) Stipulated Loss Values and Termination Values during any such Renewal Term shall be calculated as set forth in Section 5.4 and (3) the Lessee shall not have any right to make an Obsolescence Termination Election during any such Renewal Term other than during the last two years of the first such Renewal Term if the scheduled term of such Renewal Term (as specified in the Lessee's notice with respect to such Renewal Term) is four years.

          5.3.  Notice.  At any time at least 545 days but not more than 590
                ------
days prior to the expiration of the Basic Lease Term or any Renewal Term, the Lessee may notify the Lessor that it desires to obtain an appraisal with respect to the Fair Market Sales Value of the Undivided Interest as of such expiration and the estimated useful life of the Production System and, if applicable or if requested by the Lessee, the Fair Market Rental Value of the Undivided Interest and the latest date, if any, on which the estimated residual value of the Undivided Interest (determined without regard to inflation or deflation from the Closing Date) shall be equal to 20% of Lessor's Cost. Promptly after the Lessee shall have delivered such notice, the Lessee and the Lessor shall attempt to agree upon such amounts. If the Lessee and the Lessor shall fail to agree within 30 days after the giving of such notice, such amounts shall be determined pursuant to the Appraisal Procedure. If the Lessee elects to renew this Lease for a Renewal Term, the Lessee shall notify the Lessor in writing at least 365 days prior to the expiration of the Basic Lease Term or Renewal Term then in effect of its irrevocable election to renew this Lease for (a) a Fair Market Renewal Term, (b) if available, the Initial Fixed Rate Renewal Term, or (c) if available, an additional Fixed Rate Renewal Term, and shall, in each case, specify the term of such Renewal Term (any such notice, a "Renewal Notice");
                                                           ---------------
provided that the Lessee may, by irrevocable written notice delivered to the
- --------
Lessor at any time prior to the 60th day preceding the expiration of the Basic Lease Term or the Renewal Term then in effect, deem the Lessee's election (pursuant to the applicable Renewal Notice) to renew this Lease pursuant to
Section 5.1(a), (b), (c) or (d), as the case may be, at the end of the Basic Lease Term or such Renewal Term (1) an election to renew this Lease pursuant to any other one of such Sections or (2) an election to purchase the Undivided Interest pursuant to Section 6.1(a) or Section 6.1(b) so long as, in each case, the Lessee would have been entitled hereunder to elect to exercise such other option on the date of the delivery by the Lessee of the applicable Renewal Notice and so long as the Lessee shall have otherwise complied with the requirements of Section 5.3 or 6.2(a), as the case may be (including, if necessary, the requirement to have obtained the appropriate appraisals but not including the requirement to have given 365 days' prior written notice of the Lessee's election to exercise such other option), to the extent applicable to the option specified in any notice delivered by the Lessee pursuant to this proviso. Any notice to renew this Lease delivered by the Lessee pursuant to the proviso to the preceding sentence shall specify the term of the applicable Renewal Term.

          5.4.  Stipulated Loss Value Percentages and Termination Value
                -------------------------------------------------------
Percentages.  Concurrently with the Lessee's exercise of an option to renew this
- -----------
Lease pursuant to Section 5.1, Schedules 2 and 3 shall be modified by the Owner Participant in order to provide for Stipulated Loss Values and Termination Values for the Undivided Interest applicable during the applicable Renewal Term. Such Stipulated Loss Values and Termination Values shall be reduced on a straight line basis for the remaining useful life of the Production System from the Fair Market Sales Value of the Undivided Interest as of beginning of the Renewal Term to the net salvage value of the Undivided Interest at the end of the estimated useful life of the Production System (each as determined in accordance with Section 5.3 and, if applicable, the Appraisal Procedure).


          SECTION 6.     PURCHASE OPTIONS.
                         ----------------

          6.1.  Purchase Options.  So long as no Specified Lease Event of
                ----------------
Default shall have occurred and be continuing, and subject to Sections 6.2 and 6.3, the Lessee shall have the right to purchase all, but not less than all, of the Undivided Interest:

          (a) on the date of expiration of the Basic Lease Term or any Renewal Term, at a purchase price equal to the Fair Market Sales Value of the Undivided Interest as of such date;

          (b) on the date of expiration of the Basic Lease Term, at a purchase price equal to the Fixed Price Purchase Amount;

          (c) on the Early Buy-Out Date, at a purchase price equal to the Early Buy-Out Purchase Price;

          (d) on any Special Purchase Option Date, at a purchase price equal to the greater of (i) the Termination Value for the Undivided Interest as of such Special Purchase Option Date and (ii) the Fair Market Sales Value of the Undivided Interest as of such Special Purchase Option Date;

          (e)  if:

                    (i)  the Lessee shall have notified the Lessor, pursuant to
               Section 11.6(b), that it or the Operator intends to make (or cause or allowed to be made) any Modification or series of related Modifications to the Production System with an estimated cost applicable to the Undivided Interest in excess of 12.2% of Lessor's Cost (such Modification or series of related Modifications a "Major Modification") and (x) such Major
                                ------------------
               Modification is not to be financed pursuant to a Supplemental Financing or (y)(1) such Major Modification is to be financed pursuant to a Supplemental Financing, (2) the application of
               Section 168(d)(3) of the Code is required to be taken into account in the adjustment of the Basic Rent Percentages pursuant
               Section 4.1(iv) or 4.1(v) as a result of such Major Modification and (3) the Net Present Value of Basic Rent would, after giving effect to such adjustment, exceed what the Net Present Value of Basic Rent would have been if the application of Section 168(d)(3) of the Code had not been taken into account in making such adjustment, or

                    (ii) the Lessee notifies the Lessor that the Operator intends to make (or cause or allowed to be made) any Modification or series of related Modifications and such Modification or Modifications (x) are prohibited by the terms of this Lease or
               (y) are not permitted by Revenue Procedure 79-48, 1979-2 C.B. 529, or

                    (iii) the Lessee notifies the Lessor that the Production System or any portion thereof has suffered damage equal to or in excess of $5,000,000 which damage does not constitute an Event of Loss and the Operator has elected not to repair, restore or rebuild the Production System as required by Section 11.12, on any one of the 12 Stipulated Loss Value Determination Dates next following the expiration of the 45-day period following the giving of such notice pursuant to Section 11.6(b) or following the giving of such notice pursuant to subparagraph (ii) or (iii) of this Section 6.1(e)(which notice shall specify the event giving rise to the Lessee's right to purchase the Undivided Interest), at a purchase price equal to the greater of (I) the Stipulated Loss Value for the Undivided Interest as of such date and (II) the Fair Market Sales Value of the Undivided Interest as of such date (without regard to any such proposed Modification or Modifications); and

          (f) if (i) an Event of Loss shall have occurred with respect to a Significant Portion of the Production System and (ii) the Lessee shall be deemed to have elected (pursuant to clause (w) to the proviso to Section 12.2(b)) the option set forth in Section 12.2(b)(ii), on any one of the two Basic Rent Payment Dates next following the occurrence of such Event of Loss, at a purchase price equal to the greater of (A) the Termination Value for the Undivided Interest as of such Basic Rent Payment Date and (B) the Fair Market Sales Value of the Undivided Interest (assuming that no such Event of Loss had occurred) as of such Basic Rent Payment Date.

          6.2.  Notice of Election; Manner of Purchase; Transfer After Purchase.
                ---------------------------------------------------------------
(a) In order to exercise its right to purchase the Undivided Interest pursuant to Section 6.1(a), the Lessee shall notify the Lessor in writing at least 545 days but not more than 590 days prior to the expiration of the Basic Lease Term or any Renewal Term, as the case may be, that it desires to obtain an appraisal of the Fair Market Sales Value of the Undivided Interest as of such expiration. Promptly after the Lessee shall have delivered such notice, the Lessee and the Lessor shall attempt to agree upon such Fair

Market Sales Value. If the Lessee and the Lessor shall fail to agree within 30 days after the giving of such notice, such Fair Market Sales Value shall be determined pursuant to the Appraisal Procedure. At least 365 days prior to the expiration of the Basic Lease Term or Renewal Term then in effect, the Lessee shall, if it desires to exercise an option pursuant to Section 6.1(a), give irrevocable notice to the Lessor in writing stating that the Lessee will purchase the Undivided Interest pursuant to Section 6.1(a) (any such notice, a "Purchase Notice"); provided, that the Lessee may, by irrevocable written notice
 ---------------    --------
delivered to the Lessor at any time prior to the 60th day preceding the expiration of the Basic Lease Term or the Renewal Term then in effect, deem the Lessee's election (pursuant to the applicable Purchase Notice) to purchase the Undivided Interest pursuant to Section 6.1(a) at the end of the Basic Lease Term or such Renewal Term (1) an election to purchase the Undivided Interest pursuant to Section 6.1(b) or (2) an election to renew this Lease pursuant to Section 5.1(a), (b), (c) or (d) so long as, in each case, the Lessee would have been entitled hereunder to elect to exercise such other option on the date of the delivery by the Lessee of the applicable Purchase Notice and so long as the Lessee shall have otherwise complied with the requirements of Section 5.3 (including the requirement to have obtained any necessary appraisals but not including the requirement to have given 365 days' prior written notice of the Lessee's election to exercise such other option) to the extent applicable to the renewal option specified in any notice delivered by the Lessee pursuant to this proviso. Any notice to renew this Lease delivered by the Lessee pursuant to clause (2) of the proviso to the preceding sentence shall specify the term of the applicable Renewal Term.

          (b) In order to exercise its right to purchase the Undivided Interest pursuant to Section 6.1(b), the Lessee shall, at least 365 days but not more than 590 days prior to the expiration of the Basic Lease Term, give irrevocable notice to the Lessor in writing stating that the Lessee will purchase the Undivided Interest pursuant to Section 6.1(b); provided that the Lessee may, by
                                               --------
irrevocable written notice delivered to the Lessor at any time prior to the 60th day preceding the expiration of the Basic Lease Term deem the Lessee's election to purchase the Undivided Interest pursuant to Section 6.1(b) (1) an election to purchase the Undivided Interest pursuant to Section 6.1(a) or (2) an election to renew this Lease pursuant to Section 5.1(a), (b), (c) or (d) so long as, in each case, the Lessee would have been entitled hereunder to elect to exercise such other option on the date of the delivery by the Lessee of the notice of the Lessee's election to purchase the Undivided Interest pursuant to Section 6.1(b) and so long as the Lessee shall have otherwise complied with the requirements of
Section 5.3 or 6.2(a), as the case may be (including the requirement to have obtained any necessary appraisals but not including the requirement to have given 365 days' prior written notice of the Lessee's election to exercise such other option), to the extent applicable to the Lessee's election to exercise the option specified in any notice delivered by the Lessee pursuant to this proviso. Any notice to renew this Lease delivered by the Lessee pursuant to the proviso to the preceding sentence shall specify the term of the applicable Renewal Term.

          (c) In order to exercise its right to purchase the Undivided Interest pursuant to Section 6.1(c), the Lessee shall, at least 90 days but not more than 545 days prior to the Early Buy-Out Date, give irrevocable notice to the Lessor in writing stating that the Lessee will purchase the Undivided Interest pursuant to Section 6.1(c).

          (d) In order to exercise its right to purchase the Undivided Interest pursuant to Section 6.1(d), the Lessee shall notify the Lessor in writing at least 180 days but not more than 545 days prior to the applicable Special Purchase Option Date that it desires to obtain an appraisal of the Fair Market Sales Value of the Undivided Interest as of such Special Purchase Option Date. Promptly after the Lessee shall have delivered such notice, the Lessee and the Lessor shall attempt to agree upon such Fair Market Sales Value. If the Lessee and the Lessor shall fail to agree within 30 days after the giving of such notice, such Fair Market Sales Value shall be determined pursuant to the Appraisal Procedure (provided that the timetable for such Appraisal Procedure
                     --------
shall be appropriately accelerated to meet the deadlines set forth in the next sentence). At least 90 days prior to the applicable Special Purchase Option Date, the Lessee shall, if it desires to exercise an option pursuant to Section 6.1(d), give irrevocable notice to the Lessor in writing stating that the Lessee will purchase the Undivided Interest pursuant to Section 6.1(d); provided that
                                                                 --------
(i) if such Appraisal Procedure is not completed on or prior to the date the Lessee is required to give irrevocable notice pursuant to this Section 6.2(d), the Lessee may on such date give the Lessor written revocable notice of its election to exercise an option pursuant to Section 6.1(d), which notice may thereafter be revoked on or before the earlier of (A) the 20th Business Day after completion of such Appraisal Procedure upon certification by the Lessee that the results of such Appraisal Procedure are not satisfactory to the Lessee and (B) the 10th Business Day preceding the applicable Special Purchase Option Date and (ii) in the absence of revocation in accordance with the foregoing clause (i), such revocable notice of election to purchase the Undivided Interest shall become irrevocable as of the earlier of such two dates.

          (e) In order to exercise its right to purchase the Undivided Interest pursuant to Section 6.1(e), the Lessee shall notify the Lessor in writing no earlier than (i) in the case of Section 6.1(e)(i), the expiration of the 45-day period following the giving of the notice referred to in Section 6.1(e)(i) and,
(ii) in the case of Section 6.1(e)(ii) or (iii), the 10th day following the giving of the notice referred to in Section 6.1(e)(ii) or (iii) that the Lessee desires to obtain an appraisal of the Fair Market Sales Value of the Undivided Interest as of the applicable Stipulated Loss Value Determination Date (without regard to the proposed Modification or Modifications). Promptly after the Lessee shall have given such notice, the Lessee and the Lessor shall attempt to agree upon such Fair Market Sales Value. If the Lessee and the Lessor shall fail to agree within 30 days after the giving of such notice, such Fair Market Sales Value shall be determined pursuant to an Appraisal Procedure (provided that the
                                                              --------
timetable for such Appraisal Procedure shall be appropriately accelerated to meet the deadlines set forth in the next sentence). At least 90 days prior to the applicable Stipulated Loss Value Determination Date, the Lessee shall, if it desires to exercise an option pursuant to Section 6.1(e), give irrevocable notice to the Lessor in writing stating that the Lessee intends to purchase the Undivided Interest pursuant to Section 6.1(e); provided that any notice given
                                               --------
pursuant to this Section 6.2(e) (i) may be revoked at any time on or prior to the 10th Business Day preceding the applicable Stipulated Loss Value Determination Date if, in the reasonable judgment of the Lessee, the circumstances giving rise to the Lessee's right to exercise a purchase option under Section 6.1(e) have changed and (ii) shall be deemed to have been revoked if in the case of such a notice relating to (1) the purchase option set forth i n Section 6.1(e)(i)(y), the Owner Participant shall have waived, by the 15th day following the giving of such notice, its right to have the application of Section 168(d)(3) of the Code taken into account in any adjustment required pursuant to Section 4.1(iv) or (v) with respect to the proposed Major Modification, (2) in the case of the purchase option set forth in Section 6.1(e)(ii)(x), the Lessor shall have waived, by the 15th day following the giving of such notice, any default, Lease Default or Lease Event of Default that arises or results from or that may arise or result from the proposed Modification or Modifications being prohibited by the terms of this Lease, (3) the purchase option set forth in Section 6.1(e)(ii)(y), the Owner Participant shall have waived, by the 15th day following the giving of such notice, any right to any indemnification that it may be entitled to under the Tax Indemnity Agreement arising or resulting from the proposed Modification or Modifications not being permitted by Revenue Procedure 79-48, 1979-2 C.B. 529, and (4) the purchase option set forth in Section 6.1(e)(iii), the Lessor shall have waived, by the 15th day following the giving of such notice, any default, Lease Default or Lease Event of Default that arises or results from or that may arise or result from the failure of the Lessee to comply with Section
11.12 with respect to the damage to the Production System giving rise to the election by the Lessee to exercise such purchase option.

          (f) In order to exercise its right to purchase the Undivided Interest pursuant to Section 6.1(f), the Lessee shall notify the Lessor in writing, no earlier than the date the Lessee shall be deemed to have elected the option set forth in Section 12.2(b)(ii), that the Lessee desires to obtain an appraisal of the Fair Market Sales Value of the Undivided Interest as of such Basic Rent Payment Date. Promptly after the Lessee shall have given such notice, the Lessee and the Lessor shall attempt to agree upon such Fair Market Sales Value. If the Lessee and the Lessor shall fail to agree within 30 days after the giving of such notice, such Fair Market Sales Value shall be determined pursuant to an Appraisal Procedure (provided that the timetable for such Appraisal Procedure
                     --------
shall be appropriately accelerated to meet the deadlines set forth in the next sentence). At least 30 days prior to such Basic Rent Payment Date, the Lessee shall, if it desires to exercise an option pursuant to Section 6.1(f), give irrevocable notice to the Lessor in writing stating that the Lessee intends to purchase the Undivided Interest pursuant to Section 6.1(f); provided that any notice given pursuant to this
                            --------
Section 6.2(f) (i) may be revoked at any time on or prior to 10th Business Day preceding such Basic Rent Payment Date if, in the reasonable judgment of the Lessee, the circumstances giving rise to the Lessee's right to exercise a purchase option under Section 6.1(f) have changed and (ii) shall be deemed to have been revoked if the Lessor shall have waived, by the 10th day following the giving of such notice, the constraints set forth in the proviso to Section 12.2(b) with respect to the Event of Loss giving rise to such notice. If the Lessee revokes (or shall be deemed to have revoked) such election, the Lessee's obligations under Section 12 shall be deemed to have been immediately reinstated with respect to the Event of Loss giving rise to the Lessee's election under
Section 6.1(f).

          (g) On the date of purchase of the Undivided Interest pursuant to this Section 6, the Lessor shall transfer all right, title and interest of the Lessor in and to the Undivided Interest, as is and where is, to the Lessee, free and clear of Lessor's Liens and Owner Participant's Liens but otherwise without any representation or warranty, upon payment to the Lessor of the purchase price therefor (or, if the Lessee shall have elected to pay the Early Buy-Out Purchase Price, in accordance with the last sentence of this Section 6.2(g), upon payment of the first installment of the Early Buy-Out Purchase Price), together with (i) all Basic Rent due and owing on or prior to such date of purchase (but excluding any Basic Rent payable in advance on such date of purchase) and (ii) all Supplemental Rent due and owing on or prior to such date of purchase and any other Supplemental Rent as to which there is no dispute and which is agreed to become due and owing within 30 days of such date, and the Lessor shall, at the Lessee's expense, execute and deliver to the Lessee a bill of sale or assignment and such other instruments, documents and opinions as the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee's expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request. Notwithstanding anything to the contrary contained herein, the Lessee may, in connection with the exercise by the Lessee of its purchase option under Section 6.1(c) elect to pay the Early Buy-Out Purchase Price in installments. Each installment shall be in an amount and payable on the date set forth in Schedule 4.

          (h) Notwithstanding anything to the contrary contained in clause (ii) of the proviso to the last sentence of subsection (e) of this Section 6.2 and the next to last sentence of subsection (f) of this Section 6.2, neither the Lessor nor the Owner Participant shall have the right to give the waiver referred to in such clauses (and any waiver given thereunder shall be deemed to have been rescinded) if the Lessee notifies the Lessor, not later than 10 Business Days after the receipt of a notice of such waiver, that independent tax counsel of selected by the Lessee has advised the Lessee that the continuation of this Lease following such waiver will result in a material risk that this Lease will not continue to qualify as a true lease for federal income tax purposes.

          6.3.  Assumption of Secured Notes.  Notwithstanding the provisions of
                ---------------------------
Sections 6.1 and 6.2 and subject to compliance with Section 3.04 of the Indenture, if in connection with a purchase by the Lessee of the Undivided Interest pursuant to Section 6.1(c), 6.1(d), 6.1(e) or 6.1(f), as the case may be, the Lessee shall assume the Secured Notes pursuant to Section 11.6 of the Participation Agreement, the obligation of the Lessee to pay the purchase price pursuant to Section 6.1(c), 6.1(d), 6.1(e) or 6.1(f), as the case may be, shall be satisfied by such assumption of the Secured Notes to the extent of the principal amount of and accrued but unpaid interest, if any, on the Secured Notes so assumed and payment of the remaining portion of the purchase price in cash.


          SECTION 7.     EARLY TERMINATION.
                         -----------------

          7.1.  Decision.  If (i) the Board of Directors of the Lessee shall
                --------
have determined in good faith that the Undivided Interest or any Significant Portion thereof is obsolete, uneconomic or surplus to the needs of the Lessee for any reason (including, without limitation, by reason of burdensome Governmental Rules) or (ii) MPTM shall have determined to withdraw from or terminate the Operating Agreement, then the Lessee may elect to terminate this Lease with respect to the Undivided Interest or such Significant Portion of the Undivided Interest, as the case may be, in accordance with this Section 7 on any Basic Rent Payment Date; provided that (x) no such termination shall
                                --------
occur prior to January 2, 2001 ; provided, further, that the Lessee shall have
                                 --------  -------
no right to terminate this Lease with respect to a Significant Portion of the Undivided Interest if (1) that portion of the Production System in which the Lessor will continue to own an interest after giving effect to such termination (such portion, together with the interest of the Other Owner corresponding to such portion, the "Remaining Portion") is not capable of functioning for its
                   -----------------
intended purpose or (2) the Remaining Portion constitutes "limited use property" within the meaning of Revenue Procedure 76-30 or (3) the Fair Market Sales Value of the Remaining Portion as of the Termination Date is less than the product of
(A) a fraction the numerator of which is the excess of Lessor's Cost over the Original Cost of such Significant Portion and the denominator of which is Lessor's Cost and (B) the Fair Market Sales Value of the Production System (without giving effect to such termination) as of the Termination Date or (4) the Original Cost of such Significant Portion together with the Original Cost of any other Significant Portion of the Undivided Interest in respect of which the Lessee has previously paid Termination Value pursuant to Section 7.3 or Stipulated Loss Value pursuant to Section 12 shall not exceed 50% of Lessor's Cost or (5) the estimated Fair Market Sales Value of the Remaining Portion as of the scheduled expiration of the Basic Lease Term is less than the product of (A) a fraction, the numerator of which is the excess of Lessor's Cost over the Original Cost of such Significant Portion and the denominator of which is Lessor's Cost and (B) the estimated Fair Market Sales Value of the Production System (without giving effect to such termination) as of the scheduled expiration of the Basic Lease Term or (6) the Lessee shall have failed to provide the Owner Participant, by the 10th day preceding the Termination Date, with an opinion reasonably acceptable to the Owner Participant of Dewey Ballantine or other tax counsel of recognized national standing selected by the Lessee and acceptable to the Owner Participant to the effect that the termination of this Lease with respect to such Significant Portion will not result in a greater risk of an unindemnified tax liability on the part of the Owner Participant than it would have had if such termination had not occurred (other than any tax liability of the Owner Participant with respect to the inclusion in the taxable income of the Owner Participant of the Termination Value payable with respect to such Significant

Portion). If the Lessee shall, at any time after the delivery of a notice of termination pursuant to Section 7.2 and prior to the Termination Date, be precluded from terminating this Lease by reason of the second proviso to the preceding sentence, the Lessee shall be deemed to have revoked its notice of termination pursuant to Section 7.2.

          7.2.  Notice of Termination.  In order to exercise its right to
                ---------------------
terminate this Lease as provided in this Section 7, the Lessee shall provide the Lessor with (i) notice in writing at least 90 days but not more than 545 days prior to the Basic Rent Payment Date as of which the Lessee is electing to terminate this Lease with respect to the Undivided Interest or a Significant Portion thereof (the "Termination Date"), such notice to specify (a) whether the
                      ----------------
Lessee is electing to terminate this Lease pursuant to clause (i) (an election pursuant to such clause (i) being referred to herein as an "Obsolescence
                                                            ------------
Termination Election") or clause (ii) (an election pursuant to such clause (ii)
- --------------------
being referred to herein as a "Special Termination Election") of Section 7.1,
                               ----------------------------
(b) if the Lessee is electing a termination under clause (i) of Section 7.1, whether the Lessee is electing to terminate this Lease with respect to the Undivided Interest or a Significant Portion thereof, (c) if the termination election is with respect to a Significant Portion of the Undivided Interest, a description of such Significant Portion, (d) the Termination Date and (e) the Termination Value for the Undivided Interest or such Significant Portion, as the case may be, as of the Termination Date and (ii) an Officer's Certificate of the Lessee as to the determinations referred to in Section 7.1. Unless the Lessor shall have elected to retain the Undivided Interest pursuant to Section 7.4, the Lessee may, at its option by written notice to the Lessor at any time prior to the 30th day prior to the Termination Date, revoke any such notice of termination, in which event this Lease shall not terminate and the reasonable out-of-pocket expenses incurred by the Lessor, the Owner Participant and the Indenture Trustee in connection therewith shall be borne by the Lessee; provided, however, that the Lessee shall have no obligation to so reimburse the
- --------  -------
Lessor or the Owner Participant if such notice of revocation is given (or deemed to have been given pursuant to the penultimate sentence of Section 7.4) as a result of the Lessor's failure to make the payments required to be made by it under Section 7.4).

          7.3.  Sale of Undivided Interest or Significant Portion; Termination
                --------------------------------------------------------------
Payment.  (a) (i)  If the Lessee shall have made an Obsolescence Termination
- -------
Election, the Lessee shall, as agent for the Lessor, use reasonable efforts to solicit bids for the cash purchase of the Undivided Interest or the Significant Portion thereof, as the case may be, on the Termination Date. The Lessor may also solicit bids for the cash purchase of the Undivided Interest or the Significant Portion thereof, as the case may be, on the Termination Date independent of the Lessee. The Lessee and the Lessor, as the case may be, shall certify to the other in writing the amount and terms of each bid received by it and the name and address of the Person submitting such bid. Subject to Section 7.4, in the event that the Lessee or the Lessor shall have obtained any such bids from any Person other than the Lessee or an Affiliate of the Lessee, the Lessor shall sell the Undivided Interest or such Significant Portion, as the case may be, on the Termination Date to such Person which shall have submitted the highest bona fide cash bid. Upon payment to the Lessor of the purchase
            ---- ----
price in immediately available funds (and all other amounts due pursuant to the next sentence) on the Termination Date, the Lessor shall sell to the highest bona fide bidder all right, title and interest of the Lessor in and to the
- ---- ----
Undivided Interest or such Significant Portion, as the case may be, as is and where is, free and clear of Lessor's Liens and Owner Participant's Liens but otherwise without representation or warranty. This Lease and the obligations of the Lessee hereunder shall, in the case of an Obsolescence Termination Election with respect to the Undivided Interest, terminate and, in the case of an Obsolescence Termination Election with respect to a Significant Portion of the Undivided Interest, terminate with respect to such Significant Portion, in each case, concurrently with such sale and such payment. As a condition to the sale of the Undivided Interest or a Significant Portion thereof, as the case may be, pursuant to the second preceding sentence, the Lessee shall pay on the Termination Date to the Lessor, in immediately available funds, (i) an amount equal to the excess, if any, of (A) the Termina tion Value for the Undivided Interest or such Significant Portion, as the case may be, as of the Termination Date over (B) the proceeds of such sale net of the reasonable out-of-pocket expenses incurred by the Lessor and the Owner Participant in connection with such sale, (ii) all Basic Rent due and owing on or prior to the Termination Date (but excluding, in the case of an Obsolescence Termination Election with respect to the Undivided Interest, any Basic Rent payable in advance on the Termination Date and, in the case of an Obsolescence Termination Election with respect to a Significant Portion of the Undivided Interest, that portion of Basic Rent due on the Termination Date equal to the product of the Original Cost of such Significant Portion and the percentage set forth in Column B of Schedule 1A opposite such Termination Date) and (iii) all Supplemental Rent due and owing on or prior to the Termination Date and any other Supplemental Rent as to which there is no dispute and which is agreed to become due and owing within 30 days of the Termination Date. On the Termination Date, the Lessor shall, at the Lessee's expense, execute and deliver to such Person a bill of sale or assignment and such other instruments, documents and opinions as such Person or the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee's expense, take such actions under Section
6.03 of the Indenture as the Lessee may reasonably request. The Lessee shall not enter into any transaction with the purchaser of the Undivided Interest or a Significant Portion thereof whereby the Lessee or any Affiliate of the Lessee obtains the use of the Undivided Interest or such Significant Portion thereafter; provided, however, that nothing in this Section 7 shall be construed
            --------  -------
as prohibiting MPTM (or any Affiliate thereof) from exercising its rights under the Operating Agreement.

          (ii) If the Lessee shall have made a Special Termination Election, the Lessee shall on the Termination Date pay to the Lessor, in immediately available funds, (A) an amount equal to the Termination Value for the Undivided Interest as of the Termination Date, (B) all Basic Rent due and owing on or prior to the Termination Date (but excluding any Basic Rent payable in advance on the Termination Date) and (C) all Supplemental Rent due and owing on or prior to the Termination Date and any other Supplemental Rent as to which there is no dispute and which is agreed to become due and owing within 30 days of the Termination Date. Upon such payment, the Lessor shall sell to the Lessee or its designee (which may be MPTM), for disposition in accordance with the applicable provisions of the Operating Agreement, all right, title and interest of the Lessor in and to the Undivided Interest, as is and where is, free and clear of Lessor's Liens and Owner Participant's Liens but otherwise without representation or warranty. This Lease and the obligations of the Lessee hereunder (other than the obligations of the Lessee set forth in the immediately following sentence) shall terminate concurrently with such sale and such payment. The Lessee hereby agrees that (1) promptly following the conveyance of the Undivided Interest pursuant to the first sentence of this subparagraph (ii), the Lessee shall cause MPTM to use its reasonable efforts to enforce the obligations of the Operator under the Operating Agreement to cause the disposition of the Production System in accordance with the terms of the Operating Agreement, (2) any such disposition shall not result in the Lessee or any Affiliate of the Lessee obtaining the use of the Undivided Interest unless such Person shall have acquired the Undivided Interest pursuant to Article 17 of the Operating Agreement and (3) the Lessee shall, promptly following the disposition of the Production System pay to the Lessor an amount equal to the excess, if any, of (x) the proceeds of the sale of the Production System allocated to MPTM under Exhibit C to the Operating Agreement net of expenses incurred in respect of such sale (including, without limitation, any commissions or other fees payable to any brokers) allocated to MPTM under Exhibit C to the Operating Agreement over (y) the Termination Value paid to the Lessor pursuant to this Section 7.3(a)(ii). On the Termination Date, the Lessor shall, at the Lessee's expense, execute and deliver to the Lessee (or its designee) a bill of sale or assignment and such other instruments, documents and opinions as the Lessee may reasonably request to evidence the valid consummation of the transfers effected pursuant to this Section 7.3(a)(ii) and shall, at the Lessee's expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request.

          (b) In the event that (i) the Lessee shall have exercised (or shall be deemed to have exercised pursuant to the last sentence of Section 7.1 or the penultimate sentence of Section 7.4) its right to revoke its notice of termination pursuant to Section 7.2 or (ii) the highest bona fide bidder under
                                                        ---- ----
Section 7.3(a) shall have failed to purchase the Undivided Interest pursuant to
Section 7.3(a), then, unless the Lessor shall have retained the Undivided Interest pursuant to Section 7.4, this Lease shall remain in full force and effect.

          7.4.  Retention of Undivided Interest by Lessor.  If the Lessee shall
                -----------------------------------------
have made an Obsolescence Termination Election with respect to the Undivided Interest, the Lessor may elect to retain rather than sell the Undivided Interest pursuant to Section 7.3(a)(i) by giving irrevocable notice to the Lessee and the Indenture Trustee no earlier than 45 nor later than 30 days prior to the Termination Date. If the Lessor so elects to retain the Undivided Interest, on the Termination Date (a) the Lessor shall pay to the Indenture Trustee an amount equal to the unpaid principal amount of, and accrued and unpaid interest on, the Secured Notes then Outstanding to the date of payment, and (b) the Lessee shall pay to the Lessor or the Person entitled thereto as provided in the Operative Documents (i) all Basic Rent due and owing on or prior to the Termination Date (but excluding all Basic Rent payable in advance on the Termination Date) and
(ii) all Supplemental Rent due and owing on or prior to the Termination Date and any other Supplemental Rent as to which there is no dispute and which is agreed to become due and owing within 30 days of the Termination Date, but the Lessee shall not be required to pay any amounts pursuant to Section 7.3. Upon payment of the amounts due pursuant to clause (b) of the preceding sentence, this Lease and the obligations of the Lessee hereunder shall terminate, and the Lessor shall, at the Lessee's expense, execute and deliver to the Lessee on the Termination Date such instruments as the Lessee shall reasonably request to evidence the termination of this Lease. In the event the Lessor fails to pay the amounts specified in clause (a) of the second sentence of this Section 7.4 or the Lessee fails to pay the amounts specified in clause (b) of such sentence, the Lessee shall be deemed to have revoked its notice of termination pursuant to
Section 7.2. If the Lessor shall fail to perform any of its obligations pursuant to this Section 7.4 and as a result thereof this Lease shall not be terminated on a proposed Termination Date, the Lessor shall thereafter no longer be entitled to exercise its election to retain the Undivided Interest upon any subsequent Obsolescence Termination Election pursuant to this Section 7 and Lessee may at its option at any time thereafter submit a new termination notice pursuant to Section 7.2.

          7.5.  Calculation of Original Cost.  If (x) the Lessee has elected to
                ----------------------------
terminate this Lease with respect to a Significant Portion of the Undivided Interest pursuant to this

Section 7 or (y) (i) an Event of Loss has occurred with respect to a Significant Portion of the Undivided Interest and (ii) the Lessee has elected to pay Stipulated Loss Value in respect of such Significant Portion, the Original Cost of such Significant Portion shall be determined as follows:

          (a) The Original Cost of that portion of such Significant Portion consisting solely of the Lessor's Share of any Major Component in its entirety shall be an amount equal to the sum of the Original Cost (as defined in clause (i) of the definition of Original Cost) of the Lessor's Share of each such Major Component; and

          (b) The Original Cost of that portion of such Significant Portion consisting of the Lessor's Share of (i) any Component or (ii) any Replacement Component which has replaced such Component in accordance with this Lease (other than, in the case of (i) and (ii), respectively, any Component that is part of a Major Component to which paragraph (a) above applies and any Replacement Component which has replaced such Component in accordance with this Lease) shall be in an amount agreed to by the Lessor and the Lessee; provided, however, that if the Lessor and the Lessee cannot
                     --------  -------
     agree as to the Original Cost of the Lessor's Share of any such Component (or Replacement Component) by the 30th day following (x) the issuance of a notice of such termination pursuant to Section 7.2 or (y) the receipt by the Lessor of notice from the Lessee of the occurrence of such Event of Loss, as the case may be, such Original Cost shall be determined by the Appraisal Procedure.

The Original Cost of the Significant Portion of the Undivided Interest with respect to which this Lease is being terminated or which has suffered an Event of Loss shall be an amount equal to the sum of the amounts obtained in paragraphs (a) and (b) above.


          SECTION 8.     RELINQUISHMENT OF POSSESSION AND USE OF UNDIVIDED
                         -------------------------------------------------
                         INTEREST.
                         --------

          8.1.  Return of Undivided Interest.  Unless the Undivided Interest
                ----------------------------
shall have been transferred to the Lessee pursuant to this Lease, the Lessee, at its own expense, shall, subject to the rights of the Operator under the Operating Agreement and subject to the terms and conditions of the Agency and Support Agreement, relinquish possession and use of the Undivided Interest to the Lessor or to any transferee or assignee of the Lessor upon the expiration or termination of the Lease Term by surrendering the same to the Lessor or such transferee or assignee at the respective locations of the Major Components thereof. Upon the return of the Undivided Interest pursuant to this Section 8.1, (x) the Production System shall be (i) if MPTM or any of its Affiliates is then the Operator or the operator of the Production System, in at least as good condition as required by Section 11.1 or
(ii) if neither MPTM nor any of its Affiliates is then the Operator or the operator of the Production System, in at least as good condition as the Production System would be if it were maintained by a prudent operator which is in the business of maintaining and operating facilities similar to the Production System (which operator does not discriminate in such maintenance based on the leased status of the Production System or otherwise (including, without limitation, any discrimination with respect to the installation of Modifications required by Governmental Rules that may be phased in over a period of time that commences prior to and extends beyond the end of the Lease Term)), in compliance in all material respects with all then applicable Governmental Rules (including, without limitation, all Environmental Laws) and in such condition as will entitle the Platform to the same classification and rating from the Classification Society which the Platform had from American Bureau of Shipping on the Closing Date (subject to any reduction in classification and rating resulting from the age of the Platform). In addition, upon the return of the Undivided Interest, the Undivided Interest shall be free and clear of all Liens other than the Liens described in clauses (a), (b), (f), (g) and (i) of the definition of Permitted Liens, and other than such other Permitted Liens as to which the Lessee has provided security or indemnities satisfactory to the Owner Participant. The obligations of the Lessee under this Section 8.1 shall survive the termination of this Lease. Notwithstanding anything to the contrary contained herein, if the Undivided Interest is not in compliance with the second sentence of this Section 8.1 upon the return thereof, the Lessee's sole obligation with respect to such non-compliance shall be to pay to the Lessor an amount equal to the Lessor's

Share of the cost that would be required to put the Production System into the condition required hereby and the Lessee shall have no obligation to actually put the Undivided Interest into such condition or otherwise to specifically perform the Lessee's obligations with respect to such condition pursuant to this
Section 8.1.

          8.2.  Agency and Support Agreement.  Unless the Undivided Interest
                ----------------------------
shall have been transferred to the Lessee pursuant to this Lease, the Lessee shall cause MPTM to enter into with the Lessor (or its transferee or assignee), and the Lessor shall (and shall cause its transferee or assignee to) enter into with MPTM, the Agency and Support Agreement concurrently with any return of the Undivided Interest to the Lessor (or its transferee or assignee) upon the expiration or termination of this Lease (other than any termination pursuant to Section 7 unless such termination results in the retention of the Undivided Interest by the Lessor pursuant to Section 7.4). The obligations of the Lessee under this Section 8.2 shall survive the termination of this Lease.

          SECTION 9.     QUIET ENJOYMENT; DISCLAIMER OF WARRANTIES.
                         -----------------------------------------

          9.1.  Quiet Enjoyment.  The Lessor warrants that, unless a Lease Event
                ---------------
of Default shall have occurred and be continuing and this Lease shall have been declared to be in default pursuant to Section 16.1, the Lessee shall be entitled to the quiet use and enjoyment of the benefits of the Undivided Interest including the right to uninterrupted possession and use of the Undivided Interest and the Lessor shall not take or permit any Person lawfully claiming by, through or under it to take any action which interferes with such quiet use or enjoyment or such possession or use or the rights of any sublessee or assignee to such quiet use or enjoyment or such possession or use under any sublease or assignment permitted hereunder (including, without limitation, the rights of MPTM under the Initial Sublease) (it being agreed that, without limiting the liability of any Loan Participant or the Indenture Trustee for any action taken by it in violation of the covenant contained in this sentence, the Owner Trustee shall have no liability for any such action taken by any Loan Participant or the Indenture Trustee unless such action was taken with the consent or at the direction of the Owner Trustee). Without limiting the foregoing, the Lessor (for itself and its successors and assigns, it being agreed that the following provisions of this sentence run with the Undivided Interest and shall be binding on any transferee or assignee of the whole or any part of the Undivided Interest) hereby waives the right to bring any action for partition of the Production System or the Lessor's ownership interest therein and hereby covenants that, for so long as there are economically producible Hydrocarbon reserves in the Federal Leases ("Unit
                                                                     ----
Reserves"), (i) the Lessor shall not commence, prosecute or join in any legal,
- --------
equitable or administrative action or proceeding to partition the Production System or its ownership interest therein, (ii) the Lessor shall not commence, prosecute or join in any legal, equitable or administrative action or proceeding, or take or permit any other action that would remove the Production System from the location thereof or require that the Production System be sold, abandoned or moved such that it is made unavailable to produce the Unit Reserves, and (iii) the Lessor shall not interfere in any manner with the quiet use and enjoyment of the Other Undivided Interest by the Other Owner or any other Person which becomes entitled to possession of the Other Undivided Interest. The Other Owner and its successors and assigns shall be third-party beneficiaries of the Lessor's waiver and covenants contained in the immediately preceding sentence. The Lessor agrees that any transferee of the Lessor's interest in the Undivided Interest shall agree in writing to be bound by the provisions of the second preceding sentence.

          9.2.  Disclaimer of Warranties.  Neither the Lessor in its individual
                ------------------------
capacity or as Owner Trustee nor the Owner Participant makes any representations or warranties whether written, oral or implied, with respect to the Undivided Interest, the Production System, or any part thereof, except as expressly set forth in Section 6 or 8 of the Participation Agreement or in any Officer's Certificate of the Trust Company, the Owner Trustee or the Owner Participant, in each case delivered pursuant to the Participation Agreement. As between the Lessor and the Lessee, execution by the Lessee of this Lease shall be conclusive proof of the Lessee's acceptance of the Undivided Interest for all purposes hereof and of the commencement of this Lease with respect thereto and that the Undivided Interest is satisfactory to the Lessee in all respects. THE LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT A MANUFACTURER OR DEALER IN PROPERTY OF THE KIND OF THE

PRODUCTION SYSTEM OR THE COMPONENTS THEREOF AND THE LESSOR LEASES AND THE LESSEE TAKES THE UNDIVIDED INTEREST AND EACH PART THEREOF AS IS AND WHERE IS, AND NEITHER THE LESSOR IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE NOR THE OWNER PARTICIPANT SHALL BE DEEMED TO HAVE MADE, AND THE LESSOR IN ITS INDIVIDUAL CAPACITY AND AS OWNER TRUSTEE HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE REFERRED TO IN THE SECOND PRECEDING SENTENCE, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE PRODUCTION SYSTEM OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, THE ABILITY OF THE PRODUCTION SYSTEM TO PERFORM ANY FUNCTION, TITLE TO THE PRODUCTION SYSTEM OR ANY PART THEREOF, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. THE LESSEE CONFIRMS THAT IT HAS SELECTED THE PRODUCTION SYSTEM AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS RELIANCE IN CONNECTION WITH SUCH SELECTION UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY THE LESSOR OR THE OWNER PARTICIPANT. The provisions of this Section 9.2 have been negotiated and, except as expressly set forth in Sections 6 and 8 of the Participation Agreement or in any Officer's Certificate of the Owner Trustee, the Trust Company or the Owner Participant, the foregoing provisions are intended to be a complete exclusion and negation of any representation or warranty by the Lessor or the Owner Participant, express or implied, with respect to this Lease, the Production System, the Undivided Interest or any part thereof that may arise pursuant to any law now or hereafter in effect or otherwise. Nothing contained in this Section 9.2 shall be construed as a waiver of any warranty or other claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer.

          9.3.  Enforcement of Warranties.  The Lessor hereby appoints and
                -------------------------
constitutes the Lessee its agent and attorney-in-fact during the Lease Term to assert and enforce, from time to time, in its sole discretion, in the name and for the account of the Lessor and the Lessee, as their interests may appear, but in all cases at no cost or expense to the Lessor, whatever claims and rights the Lessor may have as the owner of the Undivided Interest against any manufacturer or vendor of any Component or Replacement Component of the Production System;

provided, however, that if this Lease shall have been declared in default
- --------  -------
pursuant to Section 16.1, such power of attorney shall, at the option of the Lessor, terminate and the Lessor may assert, at the Lessee's expense, such claims and rights.

          SECTION 10.    LIENS.
                         -----

          The Lessee will not, directly or indirectly, create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Undivided Interest, title thereto or any interest therein, other than Permitted Liens, and the Lessee promptly, at its own expense, will take such actions as may be necessary duly to discharge any such Lien not excepted above.

          SECTION 11.    OPERATION AND MAINTENANCE; INSPECTION; REPLACEMENTS AND
                         -------------------------------------------------------
                         MODIFICATIONS; PERSONNEL; SALVAGE AND FUEL;
                         -------------------------------------------
                         IDENTIFICATION.
                         --------------

          11.1.  Operation and Maintenance.  So long as the Operating Agreement
                 -------------------------
is in effect, the Lessee will, at its own expense, cause MPTM to use reasonable efforts to enforce the obligations of the Operator thereunder relating to the Production System (including the obligations of the Operator to maintain and operate the Production System in accordance with the applicable provisions of the Operating Agreement). At all other times, the Lessee shall, at its own expense, operate and maintain (or cause the operator thereof to operate and maintain) the Production System in accordance with MPTM's established maintenance, rebuild and repair programs (and without discriminating against the Production System based on the leased status of the Undivided Interest or otherwise (including, without limitation, any discrimination with respect to the installation of Modifications required by Governmental Rules that may be phased in over a period of time that commences prior to and extends beyond the end of the Lease Term)) so as to keep the Undivided Interest (a) in good working order and condition, ordinary wear and tear excepted and (b) in compliance in all material respects with all applicable Governmental Rules and Governmental Actions; provided, however, that the Lessee shall not be obligated to comply
         --------  -------
with any Governmental Rule or Governmental Action (i) whose application or validity is being contested diligently and in good faith by appropriate proceedings, (ii) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Governmental Rule or Governmental Action but only to the extent that the Lessee's noncompliance is in accordance therewith, (iii) if good faith efforts and appropriate steps are being taken to comply (in which case such compliance shall be effected prior to the date the Undivided Interest is to be returned to the Lessor hereunder), or (iv) if failure of compliance (individually and in the aggregate with all other instances of continuing noncompliance by the Lessee) would result in no material adverse consequences to the Lessee, so long as, in the case of each of clauses (i) through (iv) of this proviso, neither such failure of compliance nor such contest shall result in any material risk or danger of (1) the sale, for feiture or loss of any material part of or interest in the Production System or the Undivided Interest, the Trust Estate or the Indenture Estate or title thereto or interest therein, (2) any interference with the payment of Rent when due, or (3) the imposition of any criminal liability on the part of, or any other material adverse effect on, the Lessor, the Owner Participant, the Trust Estate, the Indenture Estate or the Undivided Interest. The Lessor shall have no obligation to maintain, alter, repair, rebuild or replace the Production System or any part thereof, and the Lessee expressly waives (to the extent legally permitted to do so) the right to perform any such action at the expense of the Lessor pursuant to any law at any time in effect. During such time as the Operating Agreement is not in effect, the Lessee shall keep and maintain (or cause to be kept and maintained) proper books and records relating to all services rendered and all funds expended for operation, maintenance, repair and replacement of the Production System and the acquisition, construction or installation of all Components, Replacement Components and Modifications, all in accordance with customary practices in the oil and gas production industry.

          11.2.  Inspection and Reports.  The Lessor, the Owner Participant and
                 ----------------------
the Indenture Trustee shall have the right to inspect the Production System and the books and records of the Lessee relating thereto to the extent provided in, and subject to the restrictions set forth in, Sections 10.6 and 11.5 of the Participation Agreement. The Lessee shall cause to be prepared and filed in timely fashion, or, in the event the Lessor shall be required to file, the Lessee shall prepare and deliver (or cause to be prepared and delivered) to the Lessor within a reasonable time prior to the date for filing, any reports with respect to the condition or operation of the Production System that shall be required to be filed by any Governmental Rule or Governmental Action.

          11.3.  Required Modifications.  So long as the Operating Agreement is
                 ----------------------
in effect, the Lessee shall have the right to propose, or approve all Modifications to the Production System in accordance with the provisions of the Operating Agreement and the Lessee shall cause MPTM to take all actions thereunder which may be required to permit the Operator to make (or cause to be made) all Severable and Nonseverable Modifications to the Production System as may be required from time to time to comply in all material respects with the requirements of all applicable Governmental Rules and Govern mental Actions. At all other times, the Lessee shall make (or cause to be made) all Severable and Nonseverable Modifications to the Production System as may be required from time to time to meet the requirements of clause (b) of Section 11.1 or to maintain any insurance coverage required by Section 13.1 (subject to the qualifications set forth in such Section) unless the Lessee shall have elected to terminate this Lease pursuant to Section 7.2. So long as the Operating Agreement is in effect, the Lessee shall, at its own expense, cause MPTM to use reasonable efforts to enforce the obligations of the Operator thereunder with respect to such Modifications. At all other times, the Lessee shall complete (or cause to be completed) all such Modifications in a good and workmanlike manner, with reasonable dispatch and in a manner (but only to the extent practicable in the case of Modifications to the Production System required pursuant to clause (b) of Section 11.1 or to maintain any insurance coverage required by Section 13.1) which does not decrease the Fair Market Sales Value of the Production System or decrease the remaining useful life or utility of the Production System or cause the Production System to become "limited use property" within the meaning of Revenue Procedure 76-30.

          11.4.  Optional Modifications.  The Lessee may, at no expense to the
                 ----------------------
Lessor, make (or cause or allow to be made) such other Severable and Nonseverable Modifications to the Production System not required by Section 11.3 as do not decrease the Fair Market Sales Value (except to a de minimis extent)
                                                            -- -------
of the Production System or decrease the remaining useful life or cause the Production System to become "limited use property" within the meaning of Revenue Procedure 76-30.

          11.5.  Title to Modifications and Components; Purchase Option for
                 ----------------------------------------------------------
Severable Modifications.  (a)  Title to the Lessor's Share of all Severable
- -----------------------
Modifications to the Production System not required by any Governmental Rule or Governmental Action shall vest in the Lessee or any Person designated by the Lessee. The Lessee may remove (or allow to be removed) any such Severable Modification prior to or, subject to Section 11.5(c), upon the expiration of the Lease Term.

          (b) Title to the Lessor's Share of (i) all Replacement Components of the Production System, (ii) Severable Modifications to the Production System required by any Governmental Rule or Governmental Action and (iii) Nonseverable Modifications to the Production System shall vest in the Lessor free and clear of all Liens except Permitted Liens.

          (c) Provided that the Undivided Interest has not been transferred to the Lessee pursuant to this Lease, the Lessor shall have the option, at the expiration of the Lease Term, to purchase a 40% undivided interest in any Severable Modification to the Production System (i) which was not required by any Governmental Rule or Governmental Action, (ii) title to a 40% undivided interest in which is in the Lessee or any Affiliate of the Lessee on the last day of the Lease Term and (iii) which is necessary for the economic operation of the Production System and which is not commercially available for purchase by the Lessor, at a purchase price equal to the Fair Market Sales Value of such
40% undivided interest as of such date; provided that any Severable Modification
                                        --------
to the Production System not removed by such date and as to which the Lessee has not provided the Lessor prior to such date written notice to the effect that it is intended that such Severable Modification shall be removed shall, to the extent of the Lessee's (or its Affiliate's) interest therein, be deemed transferred to the Lessor without further act or payment. On or prior to the 90th day prior to the expiration of the Lease Term, the Lessee shall provide the Lessor with notice of such Severable Modifications that it intends to remove. The Lessor may exercise its option to purchase such Severable Modifications by written notice to such effect delivered to the Lessee at least 30 days prior to expiration of the Lease Term. The Lessor and the Lessee shall attempt to agree upon the Fair Market Sales Value of such undivided interest in any such Severable Modification as of the expiration of the Lease Term. If the Lessor and the Lessee shall fail to agree within 15 days after such written notice, such Fair Market Sales Value of any such undivided interest shall be determined by the Appraisal Procedure. If the Lessor shall have exercised its option to purchase an undivided interest in any Severable Modification to the Production System pursuant to this Section 11.5(c), the Lessee, if requested by the Lessor, shall furnish (or cause to be furnished) to the Lessor a bill of sale or assignment, in form and substance reasonably satisfactory to the Lessor, conveying the right, title and interest of the Lessee (or its Affiliate) in and to such Severable Modification, free and clear of all Liens (other than Permitted Liens described in clauses (a), (b), (f), (g) and (i) of the definition thereof), to the Lessor.

          11.6.  Payment for Modifications and Replacement Components.  (a)  The
                 ----------------------------------------------------
Lessee shall be permitted at any time to finance the cost of any Severable Modification to the Production System not required by any Governmental Rule or Governmental Action, directly or indirectly, including, without limitation, on a third party ownership basis.

          (b) If the Lessee intends to seek financing for the cost of any Severable Modification to the Production System that is required by any Governmental Rule or Governmental Action to be made or any Nonseverable Modification to the Production System, the Lessee shall first provide the Lessor and the Owner Participant with written notice of such Modification at least 45 days prior to the date of such proposed financing. The cost of the Lessor's Share of such Modification may be financed by the Lessor as provided in Section 14 of the Participation Agreement. If mutually acceptable terms for any such financing shall not have been agreed to between the Owner Participant and the Lessee within 45 days after the receipt by the Owner Participant of the notice from the Lessee referred to in the first sentence of this Section 11.6(b), the Lessor's Share of the cost of such Modification may, at the Lessee's option, be financed by the Lessor as provided in the second sentence of
Section 14.1 of the Participation Agreement and subject to the conditions set forth therein.

          11.7.  Replacement of Components; Removal of Property.  (a)  In the
                 ----------------------------------------------
ordinary course of maintenance, service, repair or testing, any Component or Replacement Component may be removed and replaced with a Replacement Component and, upon such replacement, the Lessee (or its designee) shall be entitled to retain the amount of the net proceeds of any sale or disposition of any such removed Component or Replacement Component. Any such Replacement Components shall be free and clear of all Liens, except Permitted Liens, and in as good operating condition as, and with a value, utility and useful life at least equal to, the Components or Replacement Components replaced, assuming such replaced Components or Replacement Components were in at least the condition and repair required to be maintained hereunder. Immediately upon any Replacement Component becoming incorporated in the Production System, without further act, (i) title to the Lessor's Share of such Replacement Component thereupon shall vest in the Lessor and be subject to the Lien of the Indenture, (ii) the Lessor's Share of such Replacement Component shall become subject to this Lease and be deemed a part of the Undivided Interest for all purposes hereof to the same extent as the Lessor's Share of the Component or Replacement Component it replaced and (iii) title to the Lessor's Share of such removed Component or Replacement Component shall vest in the Lessee or such Person as shall be designated by the Lessee, free and clear of all rights of the Lessor and the Indenture Trustee and shall no longer be deemed a Component or a Replacement Component hereunder.

          (b) If, at any time during the Lease Term, the Lessee (or the Operator) shall conclude that any property included in the Production System is obsolete, redundant or unnecessary and can be removed without diminishment of the value or utility of the Production System or reduction of the remaining useful life of the Production System and without causing the Production System to become "limited use property" within the meaning of Revenue Procedure 76-30, the Lessee may remove (or allow to be removed) such property and upon such removal, without further act, title to the Lessor's Share of such property shall vest in the Lessee or in such Person as shall be designated by the Lessee, free of the Lien of the Indenture; provided that the Lessee shall pay to the Lessor an amount
                  --------
equal to any net proceeds allocated to MPTM under Exhibit C to the Operating Agreement from any sale or other disposition of any items of such property thereafter removed to the extent such net proceeds so allocated after the Closing Date exceed, in the aggregate, $500,000 (provided that the Lessee shall have no obligation to sell or otherwise dispose of (or cause to be sold or disposed) such property). In addition, notwithstanding anything contained in this Lease to the contrary, if an event occurs with respect to any Component or Components which would constitute an Event of Loss if such event occurred with respect to the Production System or a Significant Portion thereof, the Lessee shall have no obligation to pay any Stipulated Loss Value in respect of, or to otherwise replace or repair, such Component or Components, so long as such Component or Components are not material to the operation of the Production System.

          11.8.  Employment of Personnel.  Solely as between the Lessor and the
                 -----------------------
Lessee, the master, officers and crew of the Platform and all other persons at any time on board the Platform shall be deemed to be engaged and employed exclusively by the Lessee and shall be deemed to be and remain the Lessee's servants, navigating and working the Platform solely on behalf of and at the risk of the Lessee.

          11.9.  Salvage.  The Lessor shall not have any interest in any salvage
                 -------
monies earned by the Platform or received by the Lessee, MPTM or the Operator. The Lessee assumes and shall satisfy all costs and liabilities incurred in connection with all salvage services rendered by the Platform. The Lessor acknowledges that such fuel, lubricating oil and unbroached consumable stores as may be on board the Platform at the time of its delivery to the Lessee hereunder will be the property of the Lessee.

          11.10.  Identification of Platform.  At all times until the expiration
                  --------------------------
or termination of this Lease, the Lessee shall cause to be placed and kept prominently displayed in the chart room of the Platform a notice, in English, framed under glass, printed in plain type of such size that the paragraph of reading matter thereof shall cover a space not less than six inches wide by nine inches high, reading as follows:

                        "NOTICE OF MORTGAGE AND CHARTER"

          An undivided 40% interest in this vessel is owned by Fleet National Bank of Connecticut, as the Owner Trustee under that certain Trust Agreement, dated as of December 12, 1995, is under demise charter to Mobil G.B. 388 Finance Inc., pursuant to a Production System Lease Agreement, dated as of December 12, 1995, and is covered by a first priority naval mortgage dated as of December 12, 1995 in favor of First Security Bank of Utah, National Association, as Indenture Trustee. Said lease and mortgage provide that no person shall create, incur or permit to be placed or imposed upon this vessel any lien or encumbrance whatsoever except as expressly permitted therein. A copy of said lease and mortgage are carried on this vessel and must be exhibited on demand to any person having business with this vessel."

Such notice shall be changed to reflect the identity of any successor Owner Trustee or successor Indenture Trustee. Neither the Lessor nor Lessee shall take any action or omit to take any action that would (i) cause the Platform to cease to be documented as a vessel pursuant to the laws of the Republic of Panama, (ii) cause the Ship Mortgage on the Platform to cease to be a first priority naval mortgage under the laws of the Republic of Panama or (iii) cause the Platform to cease to be entitled to the same classification that the Platform had from the Classification Society on the Closing Date (subject to any reduction in classification and rating resulting from the age of the Platform). Except as otherwise directed by the Lessor, the Lessee shall prevent the name of any Person other than that of the Lessee, MPTM, the Guarantor, the Operator or any Affiliate of any thereof (and the other owners and secured parties with respect to the Other Undivided Interest) from being placed on any part of the Production System as a designation that reasonably might be interpreted as a claim of ownership or right to possession or use thereof.

          11.11.  Reports of Modifications.  The Lessee shall, promptly
                  ------------------------
following receipt thereof by MPTM, provide the Lessor with all written information provided to MPTM pursuant to Section 8.2 of the Operating Agreement.

          11.12.  Repair of Production System.  In the event of any damage to
                  ---------------------------
the Production System equal to or in excess of $5,000,000 which does not constitute an Event of Loss, the Lessee shall, at no expense to the Lessor, as soon as commercially practicable, repair, restore or rebuild (or shall cause to be repaired, restored or rebuilt) the damaged or destroyed property so that upon completion of such repair, restoration or rebuilding, the value, utility and remaining useful life of such property shall be at least equal to the value, utility and remaining useful life of such property immediately prior to such damage or destruction, assuming such property was maintained in accordance with the terms hereof.

          SECTION 12.    EVENT OF LOSS.
                         -------------

          12.1.  Notice of Event of Loss.  If there shall occur an Event of
                 -----------------------
Loss, the Lessee shall promptly notify the Lessor, the Owner Participant and the Indenture Trustee of the occurrence thereof.

          12.2.  Payment of Stipulated Loss Value, Etc.  (a) If an Event of Loss
                 -------------------------------------
with respect to the Production System shall occur, the Lessee shall pay to the Lessor as compensation for such Event of Loss, on the date which is the latest Stipulated Loss Value Determination Date occurring not later than 180 days after the date of such Event of Loss, the Stipulated Loss Value for the Undivided Interest as of such Stipulated Loss Value Determination Date. The Lessee shall pay, simultaneously therewith, all Basic Rent due and owing prior to the date of such payment, all Supplemental Rent due and owing on or prior to the date of such payment and any other Supplemental Rent as to which there is no dispute and which is agreed to become due and owing within 30 days of the date of such payment, and if such Stipulated Loss Value Determination Date is a Basic Rent Payment Date, all Basic Rent payable in arrears on such Basic Rent Payment Date, whereupon (1) this Lease and the obligations of the Lessee hereunder (other than the obligations set forth in the next sentence) shall terminate as of the date of such payment and (2) the Lessor shall transfer all right, title and interest of the Lessor in and to the Undivided Interest, as is and where is, to the Lessee or as the Lessee shall direct, free and clear of Lessor's Liens and Owner Participant's Liens but otherwise without representation or warranty, and the Lessor shall, at the Lessee's expense, execute and deliver to the Lessee or as the Lessee shall direct a bill of sale or assignment and such other instruments and documents as the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee's expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request. The Lessee hereby agrees that, if the Event of Loss with respect to the Production System in respect of which the Lessee has paid Stipulated Loss Value pursuant to the preceding sentence is a Special Event of Loss, (A) promptly following the conveyance of the Undivided Interest pursuant to clause (2) of the preceding sentence, the Lessee shall cause MPTM to use its reasonable efforts to enforce the obligations of the Operator under the Operating Agreement to cause the disposition of the Production System in accordance with the terms of the Operating Agreement, (2) any such disposition shall not result in the Lessee or any Affiliate of the Lessee obtaining the use thereafter of the Undivided Interest unless such Person shall have acquired the Undivided Interest pursuant to Article 17 of the Operating Agreement and (3) the Lessee shall, promptly following the disposition of the Production System pay to the Lessor an amount equal to the excess, if any, of (x) the proceeds of the sale of the Production System allocated to MPTM under Exhibit C to the Operating Agreement net of expenses incurred in respect of such sale (including, without limitation, any commissions or other fees payable to any brokers) allocated to MPTM under Exhibit C to the Operating Agreement over (y) the Stipulated Loss Value paid to the Lessor pursuant to this Section 12.2(a).

          (b) If an Event of Loss with respect to a Significant Portion of the Production System shall occur, the Lessee shall within 120 days of the occurrence of such Event of Loss give Lessor written notice of its election to either:

          (i) pay to the Lessor as compensation for such Event of Loss, on the date which is the Stipulated Loss Value Determination Date occurring not later than 180 days after the date of such Event of Loss, the Stipulated Loss Value for the Significant Portion of the Undivided Interest suffering such Event of Loss as of such Stipulated Loss Value Determination Date; or

          (ii) rebuild or cause to be rebuilt (or replace or cause to be replaced) the Significant Portion of the Production System suffering such Event of Loss which such rebuilt portion (or replacement portion) shall have at least the same value, utility and remaining useful life as such Significant Portion had prior to the Event of Loss (assuming the Production System has been maintained in accordance with the terms of this Lease);

provided that (w) if (1) the remaining portion of the Production System not
- --------
suffering such Event of Loss is not capable of functioning for its intended purpose or (2) such remaining portion constitutes "limited use property" within the meaning of Revenue Procedure 76-30 or (3) the Fair Market Sales Value of such remaining portion as of the end of such 120-day period is less than the product of (A) a fraction the numerator of which is the excess of Lessor's Cost over the Original Cost of the Significant Portion of the Undivided Interest suffering such Event of Loss and the denominator of which is Lessor's Cost and
(B) the Fair Market Sales Value of the Production System as of the end of such 120-day period (assuming no such Event of Loss had occurred) or (4) the Original Cost of such Significant Portion together with the Original Cost of any other Significant Portion of the Undivided Interest in respect of which the Lessee has previously paid Stipulated Loss Value pursuant to this Section 12.2 or Termination Value pursuant to Section 7.3 shall exceed 50% of Lessor's Cost or
(5) the estimated Fair Market Sales Value of such remaining portion as of the scheduled expiration of the Basic Term is less than the product of (A) a fraction the numerator of which is the excess of Lessor's Cost over the Original Cost of the Significant Portion of the Undivided Interest suffering such Event of Loss and the denominator of which is Lessor's Cost and (B) the estimated Fair Market Sales Value of the Production System as of the scheduled expiration of the Basic Term (assuming no such Event of Loss had occurred) or (6) the Lessee shall have failed to provide the Owner Participant, by the 120th day following the occurrence of such Event of Loss, with an opinion, reasonably acceptable to the Owner Participant, of Dewey Ballantine or other tax counsel of recognized national standing selected by the Lessee and acceptable to the Owner Participant to the effect that the termination of this Lease with respect to such Significant Portion will not result in an a greater risk of unindemnified tax liability on the part of the Owner Participant than it would have had if such termination had not occurred (other than any tax liability of the Owner Participant with respect to the inclusion in the taxable income of the Owner Participant of the Stipulated Loss Value payable with respect to such Significant Portion), the Lessee shall, subject to clause (y) below, be deemed to have elected the option set forth in paragraph (ii) above, (x) if the Lessee shall fail to provide such written notice within such 120-day period, the Lessee shall, unless clause (w) of this proviso is applicable, be deemed to have elected the option set forth in paragraph (i) above, (y) the Lessee may not elect the option set forth in paragraph (ii) during such time as a Specified Lease Event of Default shall have occurred and be continuing and (z) if the Lessee is deemed, pursuant to clause
(w) above, to have elected the option set forth in paragraph (ii) above but is then prevented from electing such option pursuant to clause (y) above, an Event of Loss shall be deemed to have occurred with respect to the Undivided Interest.

          Unless the Lessee shall have elected (or shall be deemed to have elected) the option set forth in paragraph (ii) above, the Lessee shall pay, simultaneously with the payment of Stipulated Loss Value pursuant to paragraph
(i) above, all Basic Rent due and owing prior to the date of such payment, all Supplemental Rent due and owing on or prior to the date of such payment and any other Supplemental Rent as to which there is no dispute and which is agreed to become due and owing within 30 days of the date of such payment, and, if such date of payment is a Basic Rent Payment Date, all Basic Rent due on such Basic Rent Payment Date (but excluding that portion of Basic Rent due on such Basic Rent Payment Date equal to the product of the Original Cost of the Significant Portion of the Undivided Interest suffering such Event of Loss and the percentage set forth in Column B of Schedule 1A opposite such Basic Rent Payment
Date), whereupon (1) this Lease and the obligations of the Lessee hereunder (other than the obligations set forth in the next sentence) shall terminate with respect to the Significant Portion of the Undivided Interest suffering such Event of Loss and (2) the Lessor shall transfer all right, title and interest of the Lessor in and to such Significant

Portion, as is and where is, to the Lessee or as the Lessee shall direct, free and clear of Lessor's Liens and Owner Participant's Liens but otherwise without representation or warranty, and the Lessor shall, at the Lessee's expense, execute and deliver to the Lessee or as the Lessee shall direct a bill of sale or assignment and such other instruments and documents as the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee's expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request. The Lessee hereby agrees that, if the Event of Loss with respect to a Significant Portion of the Production System in respect of which the Lessee has paid Stipulated Loss Value pursuant to the preceding sentence is a Special Event of Loss, (A) promptly following the conveyance of the Significant Portion of the Undivided Interest pursuant to clause (2) of the preceding sentence, the Lessee shall cause MPTM to use its reasonable efforts to enforce the obligations of the Operator under the Operating Agreement to cause the disposition of the Significant Portion of the Production System suffering such Special Event of Loss in accordance with the terms of the Operating Agreement, (2) any such disposition shall not result in the Lessee or any Affiliate of the Lessee obtaining the use thereafter of the Significant Portion of the Undivided Interest suffering such Event of Loss unless such Person shall have acquired such Significant Portion pursuant to
Article 17 of the Operating Agreement and (3) the Lessee shall, promptly following the disposition of the Significant Portion of the Production System suffering such Event of Loss pay to the Lessor an amount equal to the excess, if any, of (x) the proceeds of the sale of such Significant Portion allocated to MPTM under Exhibit C to the Operating Agreement net of expenses incurred in respect of such sale (including, without limitation, any commissions or other fees payable to any brokers) allocated to MPTM under Exhibit C to the Operating Agreement over (y) the Stipulated Loss Value paid to the Lessor pursuant to this
Section 12.2(b).

          Notwithstanding anything to the contrary contained herein, if the Lessee shall have duly elected to exercise its option to purchase the Undivided Interest pursuant to Section 6.1(f), this Section 12 shall no longer apply to the Event of Loss giving rise to such election and the Lessee shall have no further obligations under this Section 12 with respect to such Event of Loss (including, without limitation, any obligations in respect of the payment of Stipulated Loss Value or any obligations in respect of the repair of the Production System).


          12.3.  Application of Other Payments upon the Occurrence of an Event
                 -------------------------------------------------------------
of Loss.  Any amounts of condemnation or requisition proceeds received at any
- -------
time by the Lessor, the Indenture Trustee or the Lessee as a result of the occurrence of an Event of Loss shall be divided between the Lessee and the Lessor as their respective interests may appear and the amount paid to the Lessor shall reduce the amount that the Lessee is required to pay to the Lessor (but not below zero) pursuant to Section 12.2 (or, if the amount payable pursuant to Section 12.2 has already been paid by the Lessee, the Lessee shall be entitled to retain out of the amounts otherwise payable to the Lessor pursuant to this Section 12.3, the amount that would have been applied in reduction of the amount payable by the Lessee under Section 12.2).

          12.4.  Application of Payments Not Relating to an Event of Loss.
                 --------------------------------------------------------
Payments (except for payments under insurance policies described in Section 13) received at any time by the Lessor, the Indenture Trustee or the Lessee from any Governmental Authority or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to or use of the Undivided Interest or any part thereof not constituting an Event of Loss shall be paid over to the Lessee or as it may direct and all such amounts paid to the Lessee shall be retained by the Lessee.

          12.5.  Other Dispositions.  Notwithstanding the foregoing provisions
                 ------------------
of this Section 12, so long as any Lease Event of Default shall have occurred and be continuing, any amount (except for payments under insurance policies described in Section 13) that otherwise would be payable to or for the account of, or that otherwise would be retained by, the Lessee pursuant to this Section 12 shall be paid to the Corporate Owner Trustee (or to the Corporate Indenture Trustee so long as the Undivided Interest is subject to the Lien of the Indenture) as security for the obligations of the Lessee under this Lease and, subject to the Indenture, applied against the Lessee's payment obligations hereunder when and as they become due and payable and, at such time thereafter as no Lease Event of

Default shall be continuing, such amount shall, to the extent not theretofore applied as provided herein or in the Indenture, be paid promptly to the Lessee or as it may direct.


          SECTION 13.    INSURANCE.
                         ---------

          13.1.  Coverage.  (a)  The Lessee, at its own cost and expense, shall
                 --------
carry and maintain or cause to be carried and maintained at all times during the Lease Term (i) insurance with respect to the Undivided Interest against loss or damage by fire, lightning and other risks from time to time included under "all-risk" policies in such amounts and in such forms as is consistent with MPTM's practice for other properties owned or leased by MPTM and (ii) public liability, including personal injury and property damage and comprehensive general liability insurance against claims, including, without limitation, environmental claims arising out of or connected with the possession, use, leasing, operation or condition of the Production System in such amounts and in such forms as is consistent with MPTM's practice for other properties similar to the Production System owned or leased by MPTM. The insurance required under clause (i) or (ii) of this Section 13.1(a) may be subject to deductible amounts and self-insured retentions as is consistent with MPTM's practice for other properties similar to the Production System owned or leased by MPTM. Such insurance may be carried under blanket policies maintained by or on behalf of the Lessee so long as such policies otherwise comply with the provisions of this Section 13.

          (b)  Any insurance carried in accordance with Section 13.1(a)(i) and
(ii) shall, to the extent the following can be effected without the Lessee or the Operator incurring any material costs in connection therewith, provide in the policy or by special endorsement that:

            (i) the Lessor, the Owner Participant, the Indenture Trustee and each Loan Participant are included as additional insureds and shall provide that no such Person shall have any obligation or liability for payment of premiums;

           (ii) the insurer thereunder waives all rights of subrogation against the Lessor, the Indenture Trustee, the

     Owner Participant and each Loan Participant, and waives any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise;

          (iii) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor, the Indenture Trustee, the Owner Participant and each Loan Participant;

           (iv) the respective interests of the Lessor, the Indenture Trustee, each Loan Participant, and the Owner Participant under all insurance policies required hereunder shall not be invalidated by any action or inaction of the Lessee or any other Person (other than, with respect to any such insured, such insured) and such insurance shall insure the Lessor, the Indenture Trustee, each Loan Participant, and the Owner Participant as their interests may appear, regardless of any breach or vio lation of any warranty, declaration or condition contained in such policies by the Lessee or any other Person (other than, with respect to any such insured, such insured);

            (v) if the insurers cancel such insurance for any reason whatsoever or any materially adverse change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancel lation, change or lapse shall not be effective as to the Lessor, the Owner Participant, each Loan Participant or the Indenture Trustee for thirty days after receipt by the Lessor, the Owner Participant, each Loan Participant or the Indenture Trustee, respectively, of written notice from such insurers of such cancellation, change or lapse; and

           (vi) with respect to all liability insurance, in as much as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability shall operate in the same manner as if there were a separate policy covering each insured.

          13.2.  Adjustment of Losses.  Losses, if any, with respect to the
                 --------------------
Production System under any property damage policies required to be carried under Section 13.1(a) shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by the Lessee.

          13.3.  Application of Insurance Proceeds.  All proceeds of insurance
                 ---------------------------------
maintained pursuant to Section 13.1(a)(i) on account of any damage to or destruction of the Production System or any part thereof shall be paid over to the Lessee or as it may direct.

          13.4.  Additional Insurance.  Nothing in this Section 13 shall
                 --------------------
prohibit the Lessee, the Lessor, the Owner Participant or the Indenture Trustee from acquiring or maintaining, at its own expense, additional insurance for its own account with respect to loss or damage to the Undivided Interest or any part thereof provided that any such additional insurance shall not interfere with or in any way limit insurance maintained under Section 13.1(a) or increase the amount of any premium payable with respect to any such insurance. The proceeds of any such additional insurance will be for the account of the party maintaining such additional insurance.

          13.5.  Annual Insurance Report.  Prior to December 31 of each year
                 -----------------------
commencing in 1996, the Lessee will provide to the Lessor, the Owner Participant and the Indenture Trustee an insurance report and certificate, substantially in the form of the report and the certificate provided by the Lessee pursuant to
Section 4.6 of the Participation Agreement, with respect to the insurance then required to be maintained by the Lessee pursuant to this Section 13.

          SECTION 14.    RIGHTS TO ASSIGN OR LEASE; LEASEHOLD MORTGAGEE
                         ----------------------------------------------
                         PROVISIONS.
                         ----------

          14.1.  Assignment by Lessor; Security for Lessor's Obligations to
                 ----------------------------------------------------------
Indenture Trustee.  (a)  Except as set forth in Section 14.1(b) or in the last
- -----------------
sentence of Section 19.8, the Lessor may not assign, transfer or encumber this Lease or all or any part of its interests and rights hereunder except in connection with the exercise of remedies by the Lessor following a declaration by the Lessor pursuant to Section 16.1 that this Lease is in default.

          (b) In order to secure the indebtedness evidenced by the Secured Notes and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the assignment by the Lessor to the Indenture Trustee of its right, title and interest in, to and under this Lease to the extent set forth in the Indenture, and for the creation of a security interest in the Undivided Interest in favor of the Indenture Trustee. The Lessee hereby consents to such assignment and to the creation of such mortgage and security interest pursuant to the terms and provisions of the Indenture and to any assignment or other transfer which may occur pursuant to the exercise of any remedy set forth in the Indenture. The Lessee (i) acknowledges that such assignment, mortgage and security interest provide for the exercise by the Indenture Trustee of all rights of the Lessor hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like or to take any other discretionary action hereunder, but only in accordance with the Indenture, (ii) acknowledges receipt of an executed counterpart of the Indenture as in effect on the date hereof and
(iii) agrees that, to the extent provided in the Indenture, the Indenture Trustee shall have all the rights of the Lessor hereunder and, in exercising any right or performing any obligation of the Lessor hereunder, shall be subject to the terms hereof. The Lessee will furnish to the Indenture Trustee counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by the Lessee to the Lessor. Notwithstanding any other provision herein, so long as any Secured Notes remain Outstanding, the Lessor hereby directs, and the Lessee agrees that, all payments of Basic Rent and all other Rent payable hereunder to the Lessor, other than Excepted Payments, shall be paid directly to the Corporate Indenture Trustee at its account specified in
Schedule 2 to the Participation Agreement or to such other account as may be specified in writing by the Corporate Indenture Trustee to the Lessee at least 5 Business Days prior to the due date thereof. The right of the Indenture Trustee to receive all payments of Basic Rent shall not be subject to any defense, counterclaim, setoff or other right or claim of any kind which the Lessee may be able to assert against the Lessor or the Owner Participant in an action brought by either thereof on this Lease or otherwise.

          14.2.  Assignment and Sublease by Lessee.  The Lessee may, without the
                 ---------------------------------
consent of any party to the Participation Agreement, at any time and from time to time, assign this Lease and its interests and rights hereunder to any Person so long as, (i) after giving effect to such assignment, the Guaranty shall remain in full force and effect and shall constitute a full and unconditional guaranty of the obligations of the assignee hereunder to the same extent as the guaranty of the Lessee's obligations hereunder prior to giving effect to any such assignment, (ii) no Specified Lease Event of Default shall be continuing on the date any such assignment to any Affiliate of the Lessee is effected and no Lease Event of Default shall be continuing on the date such assignment to any other Person is effected, and (iii) such assignment shall not result in any unindemnified tax on the Lessor or the Owner Participant or subject the Lessor or the Owner Participant to regulation by any Governmental Authority to which the Lessor or the Owner Participant would not have been subject but for such assignment. The Lessee may, without the consent of any party to the Participation Agreement, at any time and from time to time, sublease the Undivided Interest to another Person (including, without limitation, to MPTM pursuant to the Initial sublease); provided that (i) such sublease shall be expressly subject and
           --------
subordinate to this Lease (and such sublease shall contain a provision providing that any sublease permitted thereunder shall be so subject and subordinate) and shall in no event continue beyond the Lease Term, (ii) the Lessee shall remain primarily liable under this Lease and all terms and conditions hereof and of the other Operative Documents shall be complied with as though no such sublease was in existence, (iii) the Guaranty shall remain in full force and effect, (iv) such sublease shall not result in any unindemnified tax on the Lessor or the Owner Participant or subject the Lessor or the Owner Participant to regulation by any Governmental Authority to which the Lessor or the Owner Participant would not have been subject but for such sublease and (v) no Specified Lease Event of Default shall be continuing at the commencement of such sublease. Any sublessee under a sublease permitted hereunder may sub-sublease the Undivided Interest to another Person under a sub-sublease that otherwise complies with the provisions hereunder applicable to a sublease hereunder. The Lessee shall give prompt written notice to the Lessor of any sublease or sub-sublease of the Undivided Interest. The Lessor acknowledges that on the Closing Date the Lessee will sublease the Undivided Interest to MPTM pursuant to the Initial Sublease.

          SECTION 15.    LEASE EVENTS OF DEFAULT.
                         -----------------------

          The term "Lease Event of Default", wherever used herein, shall mean
                    ----------------------
any of the following events (whatever the reason for such Lease Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any Governmental Rule or Governmental Action):

          (a) the Lessee shall fail to pay Basic Rent, Stipulated Loss Value, Termination Value or any purchase price payable pursuant to Section 6 in each case within 10 Business Days after the date the same becomes due; or

          (b) the Lessee shall fail to pay Supplemental Rent or make any other payment (other than (i) Basic Rent, Stipulated Loss Value, Termination Value and any other Supplemental Rent payment referred to in Section 15(a) or (ii) any Excepted Payment (unless the Lessor elects to have such failure to make such Excepted Payment constitute a Lease Event of Default)) required to be made by the Lessee under this Lease or under any other Operative Document for more than 15 Business Days after the Lessee has received written notice from the Lessor or the Indenture Trustee stating that such payment is due; or

          (c) the Lessee shall fail in any material respect to perform or observe any other material covenant or agreement to be performed or observed by it under this Lease or any other Operative Document (other than any covenant or agreement to make an Excepted Payment (unless the Lessor elects to have such failure constitute a Lease Event of Default)) and such failure shall continue for a period of thirty (30) days after receipt by the Lessee of a written notice from the Lessor or the Indenture Trustee specifying such failure and requiring it to be remedied; provided, however,
                                                              --------  -------
     that the continuation of any such failure for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Lease Event of Default so long as (i) such failure is curable or correctable and

     (ii) the Lessee is diligently pursuing the cure or correction of such failure; or

          (d) the Guarantor shall fail in any material respect to perform or observe any covenant or agreement to be performed or observed by it under the Guaranty (other than any covenant or agreement in respect of the Lessee's obligations under the Operative Documents) and such failure shall continue for a period of thirty (30) days after receipt by the Guarantor of a written notice from the Lessor or the Indenture Trustee specifying such failure and requiring it to be remedied; provided, however, that the
                                              --------  -------
     continuation of any such failure for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Lease Event of Default so long as (i) such failure is curable or correctable and (ii) the Guarantor is diligently pursuing the cure or correction of such failure; or

          (e)  any material representation or warranty made by the Lessee in
     Section 5 of the Participation Agreement or in any Officer's Certificate of the Lessee delivered pursuant to the Participation Agreement shall prove to have been inaccurate in any material respect when made, unless such inaccuracy shall not be material to the recipient at the time when the notice referred to below shall have been received by the Lessee or any material adverse impact thereof shall have been cured or corrected within thirty (30) days after receipt by the Lessee of a written notice thereof from the Lessor or the Indenture Trustee; provided, however, that
                                                       --------  -------
     the continuation of any such inaccuracy for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Lease Event of Default so long as (i) any material adverse impact of such inaccuracy is curable or correctable and (ii) the Lessee is diligently pursuing the cure or correction of such material adverse impact; or

          (f) any material representation or warranty made by the Guarantor in the Guaranty or in any Officer's Certificate of the Guarantor delivered pursuant to the Participation Agreement shall prove to have been inaccurate in any material respect when made, unless such inaccuracy shall not be material to the recipient at the time when the notice referred to below shall have been received by the Guarantor or any material adverse impact thereof shall have been cured or corrected within thirty (30) days after receipt by the Lessee of a written notice thereof from the Lessor or the Indenture Trustee; provided, however, that the continuation of any such
                            --------  -------
     inaccuracy for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Lease Event of Default so long as (i) any material adverse impact of such inaccuracy is curable or correctable and (ii) the Guarantor is diligently pursuing the cure or correction of such material adverse impact; or

          (g) the Lessee or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against the Lessee or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety
     (90) days; or

          (h) the Guaranty shall cease to be in full force and effect or to be the valid, binding and enforceable agreement of the Guarantor; or

          (i) the Lessee shall fail to maintain (or cause to be maintained) the insurance required by Section 13;

provided, however, that notwithstanding anything to the contrary contained in
- --------  -------
this Section 15, any failure of the Lessee to perform or observe any covenant or agreement specified in Section 15(c) shall not constitute a Lease Event of Default if such failure is caused solely by reason of any event that constitutes an Event of Loss (or any event which with lapse of time would constitute an Event of Loss) so long as the Lessee is continuing to comply with all the applicable terms of Section 12 or, if the Lessee has elected to exercise its purchase option under Section 6.1(f).

          SECTION 16.  REMEDIES.
                       --------

          16.1.  In General.  Upon the occurrence of any Lease Event of Default
                 ----------
and so long as the same shall be continuing, the Lessor, at its option, may declare this Lease to be in default by written notice to such effect given to the Lessee (provided that this Lease shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in paragraph (g) of Section 15), and at any time thereafter, provided such Lease Event of Default shall be continuing, the Lessor may, to the extent permitted by applicable Governmental Rules, exercise one or more of the following remedies, as the Lessor in its sole discretion shall elect:

          (a) the Lessor, by notice to the Lessee, may rescind or terminate this Lease;

          (b) whether or not this Lease has been terminated, the Lessor may demand that the Lessee, and upon the written demand of the Lessor, the Lessee shall, surrender the Undivided Interest promptly to the Lessor in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease as if the Undivided Interest were being returned at the end of the Lease Term and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith;

          (c) the Lessor may (whether or not the Lessor has taken possession thereof), subject to the rights of the Operator and the Other Owner under the Operating Agreement, sell all or any portion of the Undivided Interest at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee with respect thereto (except pursuant to Section
     8.2 and the Agency and Support Agreement) and without any duty to account to the Lessee with respect to such sale or any proceeds with respect thereto (except to the extent required by paragraph (e) or (f) of this Section 16.1 if the Lessor shall elect to exercise its rights thereunder), in which event the Lessee's obligation to pay Basic Rent with respect to the interest sold accruing after the date of such sale shall be terminated (except to the extent that Basic Rent is to be included in computations under paragraph (e) or (f) of this Section 16.1 if the Lessor shall elect to exercise its rights thereunder);

          (d) the Lessor may, subject to the rights of the Operator and the Other Owner under the Operating Agreement, hold or lease to others all or a portion of the Undivided Interest, as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee with respect thereto (except pursuant to Section 8.2 and the Agency and Support Agreement) and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee's obligation to pay Basic Rent after the Lessee shall have been deprived of use of all or a portion of the Undivided Interest pursuant to this paragraph (d) shall be reduced by the net proceeds, if any, received by the Lessor from leasing all or a portion of the Undivided Interest to any Person other than the Lessee for the same periods or any portion thereof;

          (e) whether or not the Lessor shall have exercised or thereafter at any time shall exercise its rights under paragraph (a), (b), (c) or (d) of this Section 16.1, the Lessor may demand, by written notice to the Lessee specifying a payment date which shall be a Stipulated Loss Value Determination Date not earlier than 10 Business Days after the date of such notice, that the Lessee pay to the

     Lessor, and the Lessee shall pay to the Lessor, on such specified payment date, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent accruing on or after such specified payment date), any unpaid Basic Rent due and owing on or prior to such specified payment date (but excluding any Basic Rent payable in advance on such payment date) and any unpaid Supplemental Rent (to whomsoever payable) due and owing on or prior to the date of such payment and any other Supplemental Rent as to which there is no dispute and which is agreed to become due and owing within 30 days of the date of such payment, plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate plus 3% from such specified payment date to the date of actual payment):

                (i) an amount equal to the excess, if any, of Stipulated Loss Value for the Undivided Interest as of such specified payment date over the Fair Market Sales Value of the Undivided Interest as of such specified payment date (or the last day of the Basic Lease Term, if earlier); or

               (ii) an amount equal to the excess of (1) the present value as of such specified payment date of all installments of Basic Rent payable on or after such specified payment date during the remaining balance of the Basic Lease Term (or any Renewal Term then in effect), discounted semiannually at a rate per annum equal to the Debt Rate, over (2) the present value as of such specified payment date of the Fair Market Rental Value of the Undivided Interest during the remaining balance of the Basic Lease Term (or any Renewal Term then in effect), discounted semiannually at a rate per annum equal to the Debt Rate; or

              (iii) an amount equal to the greatest of (A) Stipulated Loss Value for the Undivided Interest determined as of such specified payment date, (B) the discounted Fair Market Rental Value of the Undivided Interest for the remaining useful life thereof determined pursuant to subclause (2) of clause (ii) of this paragraph (e), and (C) the Fair Market Sales Value determined pursuant to clause (i) of this paragraph (e), and, in this event, upon full payment by the Lessee of all sums due hereunder, the Lessor shall, without recourse, representation or warranty (other than the absence of Owner Participant's Liens and Lessor's Liens) transfer the Undivided Interest to the Lessee, as is and where is, whereupon this Lease and the Lessee's obligations hereunder shall terminate. The Lessor shall, at the Lessee's expense, execute and deliver to the Lessee a bill of sale or assignment and such other instruments, documents and opinions as the Lessee may reasonably request to evidence the valid consummation of such transfer and shall, at the Lessee's expense, take such actions under Section 6.03 of the Indenture as the Lessee may reasonably request; or

               (iv) an amount equal to the excess, if any, of Stipulated Loss Value for the Undivided Interest, computed as of such specified payment date, over the Fair Market Rental Value of the Undivided Interest during the remaining Basic Lease Term (or any Renewal Term then in effect), after discounting such Fair Market Rental Value semiannually to present value as of such specified payment date at a rate per annum equal to the Debt Rate;

          (f) if the Lessor shall have sold all of the Undivided Interest, as a whole or by a series of sales of portions thereof pursuant to paragraph (c) of this Section 16.1 or other right of sale, the Lessor, in lieu of exer cising its rights under paragraph (e) of this Section 16.1, may, if it shall so elect, demand that the Lessee pay to the Lessor and the Lessee shall pay to the Lessor on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent accruing on or after the next Basic Rent Payment Date following the date of such sale), any unpaid Basic Rent due and owing on or prior to such next Basic Rent

     Payment Date (but excluding any Basic Rent payable in advance on such Basic Rent Payment Date) and any other Supplemental Rent due and owing on or prior to such next Basic Rent Payment Date and any other Supplemental Rent as to which there is no dispute and which is agreed to become due and owing within 30 days of such Basic Rent Payment Date, plus the amount of any deficiency between Stipulated Loss Value for the Undivided Interest, computed as of such next Basic Rent Payment Date, and the proceeds of such sale, together with interest at the Overdue Rate plus 3% on the amount of such Rent, from the due date or dates thereof, and on the amount of such deficiency from the date of such sale, until the date of actual payment; or

          (g) the Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          16.2.  Continuing Obligations.  No rescission or termination of this
                 ----------------------
Lease, in whole or in part, or repossession of the Undivided Interest or exercise of any remedy under Section 16.1 shall, except as specifically provided herein, relieve the Lessee of any of its liabilities and obligations hereunder. The Lessee shall be liable (i) for all reasonable legal fees and other reasonable costs and expenses incurred by the Lessor, the Owner Participant, each Loan Participant or the Indenture Trustee by reason of the occurrence of any Lease Event of Default or the exercise of the Lessor's remedies with respect thereto, including all costs and expenses reasonably incurred in placing the Undivided Interest in the condition required by Section 8.1 and (ii) except as otherwise provided herein, for any and all other accrued and unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies. At any sale of the Undivided Interest or any part thereof pursuant to Section 16.1, the Lessor, the Owner Participant, each Loan Participant, or the Indenture Trustee may bid for and purchase such property.

          16.3.  Remedies Cumulative.  To the extent permitted by applicable law
                 -------------------
and except as provided herein, no remedy under Section 16.1 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under Section 16.1 or otherwise available to the Lessor at law or in equity. No express or implied waiver by the Lessor of any Lease Default or Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent

Lease Default or Lease Event of Default. The failure or delay of the Lessor in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may enable it to cancel, quit or surrender this Lease, except as otherwise provided herein, or which may require the Lessor to sell, lease or otherwise use the Undivided Interest in mitigation of the Lessor's damages as set forth in Section
16.1 or which may limit or modify any of the Lessor's rights and remedies provided in Section 16.1.


          SECTION 17.    NOTICES.
                         -------

          All communications, notices and consents provided for in this Lease shall be in writing and given in person or by courier or by means of telecopy or other wire transmission (with provision for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified first class mail, return receipt requested, addressed to the respective addresses set forth in Schedule 1 to the Participation Agreement, or in each case at such other address as the Person entitled thereto shall from time to time designate by notice in writing to the Lessee and the Lessor. All such communications, notices and consents given in such manner shall be deemed given when received by (or when proffered to, if receipt is refused) the party to whom it is addressed.

          SECTION 18.    RIGHT TO PERFORM FOR LESSEE.
                         ---------------------------

          18.1.  Lessor's Right to Perform.  If the Lessee shall fail to make
                 -------------------------
any payment to be made by it hereunder or shall fail to perform or comply with any of its other agree ments contained herein or in any other Operative Document relating to the Undivided Interest or this Lease, following written notice to the Lessee, the Lessor may, but shall not be obligated to, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all reasonable costs and expenses (including, without limitation, reasonable attorneys' and other professionals' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent for the Undivided Interest, payable by the Lessee upon demand.

          18.2.  Performance by Guarantors.  Any payment by the Guarantor of any
                 -------------------------
amount payable by the Lessee under any Operative Document shall constitute, as between the Lessee and the Lessor, payment of such amount by the Lessee for all purposes of this Lease (including, without limitation, Section 15) and any performance by the Guarantor or any sublessee under any sublease permitted hereunder of any obligation required to be performed by the Lessee under any Operative Document shall constitute, as between the Lessee and the Lessor, performance by the Lessee of such obligation for all purposes of this Lease.


          SECTION 19.    MISCELLANEOUS.
                         -------------

          19.1.  Amendments in Writing.  Neither this Lease nor any of the terms
                 ---------------------
hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

          19.2.  Severability of Provisions.  Any provision of this Lease which
                 --------------------------
may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof invalid or unenforceable in any respect.

          19.3.  Governing Law.  THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED
                 -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

NEW YORK, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION MAY BE MANDATORILY APPLICABLE.

          19.4.  Headings.  The division of this Lease into sections, the
                 --------
provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

          19.5.  Counterpart Execution.  This Lease may be executed in any
                 ---------------------
number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterpart containing the receipt therefor executed by the Indenture Trustee on or immediately following the signature page thereof being deemed the "original executed counterpart" and all other counterparts being deemed duplicates. For purposes of recordation, Lessor and Lessee agree that certain information set forth on Schedules 1 through 4 may be omitted from the counterpart presented for filing.

          19.6.  Successors and Assigns.  This Lease, including the terms and
                 ----------------------
provisions hereof, shall be binding upon the Lessor and the Lessee and their respective successors and assigns and inure to the benefit of the Lessor and the Lessee and their respective successors and permitted assigns.

          19.7.  Investment of Security Funds.  Any amounts held by the Lessor
                 ----------------------------
as security hereunder that would be payable to the Lessee upon satisfaction of any applicable conditions shall be invested and reinvested by the Lessor (or, so long as the Undivided Interest shall be subject to the Lien of the Indenture, the Indenture Trustee), from time to time in Permitted Investments at the written direction of the Lessee. The Lessor shall have no liability for any loss resulting from any investment required to be made other than by reason of its willful misconduct or gross negligence. Any net income or gain realized as a result of any such investment or reinvestment shall be applied by the Lessor at the same time, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof, or of any other Operative Document pursuant to which such amounts were required to be held. The Lessee shall be responsible for any net loss realized as a result of any such investment or reinvestment and shall reimburse the Lessor (or the Indenture Trustee, as the case may be) therefor on demand. Any Permitted Investment may be sold or otherwise reduced to cash (without regard to maturity) by the Lessor whenever necessary to make any application as required by the terms of this Lease or of any applicable Operative Document.

          19.8.  Immunities; Satisfaction of Undertakings; Successor Owner
                 ---------------------------------------------------------
Trustee.  Except as provided in Section 9.2, all and each of the
- -------
representations, warranties, undertakings and agreements herein made on the part of the Lessor are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding the Lessor personally but are made and intended for the purpose of binding only the Trust Estate (including the Louisiana Trust Estate), and this Lease is executed and delivered by the Lessor solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by, or at any time shall be enforceable against, the Lessor or any successor in trust on account of any representation, warranty, undertaking or agreement hereunder of the Lessor, either expressed or implied, all such personal liability, if any, being expressly waived by the Lessee; provided, however, that (a) the Lessee or any
                                --------  -------
Person claiming by, through or under it, making claim hereunder, may subject to the terms and conditions hereof, look to the Trust Estate for satisfaction of such liability or responsibility and (b) the Lessor or its successor in trust, as applicable, shall be personally liable for its own gross negligence and willful misconduct and for the matters described in clauses (i) through (v) of the last sentence of Section 7.1 of the Trust Agreement. Subject to the terms and conditions hereof, each time a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of its predecessor Owner Trustee hereunder and under the other Operative Documents, and the predecessor Owner Trustee shall be released from all further duties and obligations hereunder and under the other Operative Documents, all without the necessity of any consent or approval by the Lessee and without in any way altering the terms of this Lease or such other Operative Documents or the obligations of the Lessee hereunder or thereunder. The Lessee, at its expense, upon receipt of written notice of the appointment of a successor Owner Trustee in accordance with the Operative Documents, promptly shall make such modifications and changes to reflect such appointment as reasonably shall be requested by such successor Owner Trustee in such insurance policies, schedules, certificates and other instruments relating to the Undivided Interest or this Lease or the other Operative Documents, all in form and substance reasonably satisfactory to such successor Owner Trustee.

          19.9.  Performance of Obligations to Indenture Trustee and Holders.
                 -----------------------------------------------------------
After the Undivided Interest shall no longer be subject to the Lien of the Indenture, the provisions of this Lease which require or permit any action by, any consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to, the Indenture Trustee or any Holder shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such references to any such requirements or permissions.

          19.10.  True Lease.  This Lease is intended as and shall constitute an
                  ----------
agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Undivided Interest other than as lessee hereunder, it being expressly understood by the parties hereto that the foregoing does not constitute a covenant, representation or warranty of the Lessee. This Lease is intended to be a "Finance Lease" under Article 2A of the Uniform Commercial Code as in effect in the State of New York.

          19.11.  Survival of Agreements.  The representations, warranties,
                  -----------------------
covenants and indemnities of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Lease, the Investment by the Owner Participant and the purchase of the Secured Notes by the Loan Participant, any disposition of any interest of the Owner Participant or the Lessor in the Production System, and shall be and continue in effect notwithstanding any investigation made by any of such parties and the fact that compliance with any of the other terms, provisions or conditions of any of the Operative Documents shall have been waived.

          IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed as of the date first above written.



                                               FLEET NATIONAL BANK OF
                                               CONNECTICUT, not in its
                                               individual capacity but
                                               solely as Corporate Owner
                                               Trustee under the Trust
                                               Agreement

__________________________                     By: /s/ Michael M. Hopkins
                                                   ----------------------
Witness                                            Its: Vice President

__________________________
Witness

                                               [CORPORATE SEAL]



                                               MICHAEL M. HOPKINS,
                                               not in his individual capacity
                                               but solely as Individual Owner
                                               Trustee under the Trust
                                               Agreement

__________________________                     /s/ Michael M. Hopkins
                                               ----------------------
Witness                                        Michael M. Hopkins

__________________________
Witness



                                               MOBIL G.B. 338 FINANCE INC.


__________________________                     By: /s/ R.E. Sliwinski
                                                   ------------------
Witness                                            Its: Vice President and
                                                   Treasurer

__________________________
Witness

[LEASE AGREEMENT]       [SIGNATURE PAGE]

                               [CORPORATE SEAL]

                                 ACKNOWLEDGMENT
                                 --------------


STATE OF ____________________

COUNTY OF ___________________

          On this __ day of December, 1995, before me, the undersigned Notary Public, duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared ___________________________ ("Appearer"), who being first duly sworn, deposed and said that the Appearer is the _____________ of FLEET NATIONAL BANK OF CONNECTICUT (the "Bank"), that Appearer executed and delivered the above and foregoing Lease as the true act and deed of the Bank as Owner Trustee, and that Appearer was authorized to do so by the Board of Directors of the Bank.


                                            ____________________________________
                                            Signature

                                            Name:
                                            Title:


WITNESSES:


__________________________________
Name:

__________________________________
Name:


                      ____________________________________
                                 NOTARY PUBLIC
                                     Name:



[NOTARIAL SEAL]               My Commission Expires:________________

 [LEASE AGREEMENT]       [SIGNATURE PAGE]

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF _____________________

COUNTY OF ____________________

          On this ____ day of December, 1995, before me, the undersigned Notary Public, duly commissioned, qualified in and for the above stated jurisdiction, personally came and appeared Michael M. Hopkins ("Appearer"), who being first duly sworn, deposed and said that the Appearer executed the above and foregoing Lease as Owner Trustee of Appearer's own free will, for the uses and purposes set forth therein.

                                          ____________________________________
                                          Signature


                                          Michael M. Hopkins


WITNESSES:


__________________________________
Name:

__________________________________
Name:


                      ____________________________________
                                 NOTARY PUBLIC
                                     Name:



[NOTARIAL SEAL]                           My Commission Expires:_______________

[LEASE AGREEMENT]                  [SIGNATURE PAGE]

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF __________________________

COUNTY OF _________________________

          On this ____ day of December, 1995, before me, the undersigned Notary Public, duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared __________________ ("Appearer"), who being first duly sworn, deposed and said that the Appearer is the _________________ of MOBIL G.B. 388 FINANCE INC. (the "Company"), that Appearer executed and delivered the above and foregoing Lease as the true act and deed of the Company, and that Appearer was authorized to do so by the Board of Directors of the Company.


                                           ____________________________________
                                           Signature

                                           Name:
                                           Title:



WITNESSES:


__________________________________
Name:

__________________________________
Name:


                      ____________________________________
                                 NOTARY PUBLIC
                                     Name:



[NOTARIAL SEAL]                            My Commission Expires:_______________

  [LEASE AGREEMENT]    [SIGNATURE PAGE]

     Receipt of the original executed counterpart of the foregoing Production System Lease Agreement is hereby acknowledged on this __ day of December, 1995.


                                   FIRST SECURITY BANK OF UTAH, NATIONAL
                                      ASSOCIATION, as Corporate Indenture
                                      Trustee


                                   By:___________________________
                                      Title:






[LEASE AGREEMENT]        [SIGNATURE PAGE]

                                                                    SCHEDULE 1
                                                                        to
                                                         Production System Lease
                                                         -----------------------



                             BASIC RENT PERCENTAGES
                             ----------------------


                                                   Percentage of
     Payment Date                                  Lessor's Cost
     ------------                                  -------------

                                    SCH-1-1

                                                                  SCHEDULE 1A
                                                                      to
                                                         Production System Lease
                                                         -----------------------



                               BASIC RENT ACCRUAL
                               ------------------


                                  Column A               Column B
                                Arrears Rent           Advance Rent
                              (As a Percentage       (As a Percentage
Payment Date                 of Lessor's Cost)      of Lessor's Cost)
- ------------                 -----------------      -----------------

                                   SCH-1A-1

                                                                    SCHEDULE 2
                                                                        to
                                                         Production System Lease
                                                         -----------------------



                       STIPULATED LOSS VALUE PERCENTAGES
                       ---------------------------------


                                               Percentage of
     Date                                  Lessor's Cost/1/
     ----                                  -------------



_____________________
    /1/ Payment of Stipulated Loss Value shall be adjusted (upward or downward) to properly reflect the actual timing of the tax consequences to the Owner Participant.

                                    SCH-2-1

                                                                   SCHEDULE 3
                                                                       to
                                                         Production System Lease
                                                         -----------------------


                         TERMINATION VALUE PERCENTAGES
                         -----------------------------


                                                       Percentage of
     Date                                              Lessor's Cost
     ----                                              -------------

                                    SCH-3-1

                                                                    SCHEDULE 4
                                                                        to
                                                         Production System Lease
                                                         -----------------------


                            EARLY BUY-OUT PERCENTAGE
                            ------------------------



     Early Buy-Out Date: January 2, 2006

     Early Buy-Out Percentage: 58.79686%/1/

________________________

   /1/   If the Lessee elects to pay the Early-Buy-Out Purchase Price in installments in accordance with Section 6.1(g) of the Lease, the installments shall be in the amounts and payable on the dates set forth below:

                                              Early Buy-Out Installment
                                                      Percentage
        Early Buy-Out                         (expressed as a percentage
        Installment Dates                          of Lessor's Cost)
        -----------------                     --------------------------

        January 2, 2006                      35.41259%
         April 16, 2006                       5.84607%
          June 16, 2006                       5.84607%
     September 16, 2006                       5.84607%
     September 16, 2006                       5.84607%

                                    SCH-4-1

                                                                    SCHEDULE 5
                                                                        to
                                                         Production System Lease
                                                         -----------------------


                         SPECIAL PURCHASE OPTION DATES
                         -----------------------------


Special Purchase Option Dates:  1. January 2, 2001
                                2. January 2, 2008

                                    SCH-5-1

                                                                    SCHEDULE 6
                                                                       to
                                                         Production System Lease
                                                         -----------------------


                                 LESSOR'S COST
                                 -------------


Lessor's Cost:   $126,569,018

                                    SCH-6-1

                                                                     EXHIBIT A
                                                                        to
                                                         Production System Lease
                                                         -----------------------



                        DESCRIPTION OF PRODUCTION SYSTEM


PIPELINE
- --------

     The Pipeline is comprised of the following:

          54 MILE 12 3/4" GAS PIPELINE
          54 MILE 12 3/4" OIL PIPELINE
          RISER CONNECTION
          SUBSEA CONNECTIONS
          SALES GAS METER SKID/PIG LAUNCHER
          12" SALES GAS LINE - P/L
          SALES OIL LACT UNIT/PIG LAUNCHER
          8" SALES OIL LINE

     The Pipeline is installed on the rights-of-way and in the locations described in paragraphs 1-4 on Exhibit A-1 which is attached hereto and made a part hereof for all purposes.


PLATFORM
- --------

     The vessel ENSERCH GARDEN BANKS, including boats, tackles, mooring system, drilling rig with associated equipment, and other appurtenances belonging to the said vessel, of Panamanian nationality, carrying Provisional Navigation License (Patente) Number 8521-PEXT-5, with call letters H3BT and the following dimensions; length 107.29 mts; breadth 84.48 mts; and depth
     36.58 mts; registered tonnages: gross 14,817; net 4445.

     The Platform is located on the following Oil and Gas Lease, Outer Continental Shelf, Gulf of Mexico, United States of America:

          Garden Banks 388
          ML OL 77

                                    EXH-A-1

          MMS Serial No.:  OCS-G 7486
          Effective date of lease:  October 1, 1984
          Lessor:  United States of America
          Lessee:  Placid Oil Company, et al.
          Legal Description:
          Block 388, Garden Banks Area, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760 acres.

SHALLOW WATER PROCESSING FACILITY
- ---------------------------------

     The Shallow Water Processing Facility is comprised of the following:

          4 PILE JACKET
          DECK
          CRANE
          QUARTERS BUILDING
          MISCELLANEOUS PUMPS
          FLASH GAS COMPRESSOR
          WATER TREATMENT SYSTEM
          MOTOR CONTROL CENTER BLDG/CONTROL
          INSTRUMENTATION
          SUMP TANKS
          VENT SNUFFING UNIT
          FLAME ARRESTORS
          LIFE SUPPORT
          FIRE FIGHTING EQUIPMENT
          OIL TREATING
          LOW PRESSURE OIL SEPARATOR
          LACT UNIT
          VAPOR RECOVERY UNIT
          GLYCOL SYSTEM
          HIGH/LOW PRESSURE RELIEF SCRUBBER
          HEAT MEDIUM SYSTEM
          PIPELINE SLUG CATCHER
          PIPELINE PIG RECEIVER/LAUNCH
          FIREWATER PUMP
          PIPELINE PUMPS
          INSTRUMENT UTILITY AIR COMPRESSOR
          GAS COMPRESSOR
          TURBINE GENERATOR SKID
          LOW PRESSURE CRUDE OIL SURGE TANK
          FUEL GAS FILTER SKID


                                    EXH-A-2

          STANDBY DIESEL GENERATOR
          SHOP BUILDING
          HIGH PRESSURE WASHDOWN UNIT

     The Shallow Water Processing Facility is installed on the right-of-way and in the location identified in paragraph 5 of Exhibit A-1 which is attached hereto and made a part hereof for all purposes.

TEMPLATE
- --------

     The Template is comprised of the following:

          24 SLOT SUBSEA DRILLING AND PRODUCTION TEMPLATE AND PIPING
          RISER BASE
          EXPORT PIPE CONNECTIONS
          PRODUCTION CONTROLS
          PIG LAUNCHER
          SURFACE CONTROLS
          SURFACE & SUBSEA DISTRIBUTION
          ELECTRICAL POWER SUPPLY
          TEST EQUIPMENT
          HYDRAULIC POWER SUPPLY-3

     The Template is located at the same location as the Platform.

PRODUCTION RISER
- ----------------

The Production Riser System is identified as a "Cooper-Cameron Free-standing Production Riser". It is comprised of two (2) basic parts: (1) a free-standing riser and (2) flexible conduits. The free-standing riser is a package of fifty
(50) hard pipelines (forty-eight (48) three and one-half inch (3 1/2") diameter pipelines--two (2) per well slot for the twenty-four (24) well slots, one twelve inch (12") diameter pipeline, and one eight inch (8") diameter pipeline) and two
(2) control umbilicals, surrounding a forty-two inch (42") diameter structural center column measuring +/- two thousand feet (2000') in length; this column is attached at its base to the Subsea Template and terminates at a water depth of +/- one hundred eighty feet (180') below the water surface. The flexible conduits begin at the top of the free-standing riser where the riser's fifty
(50) hard pipelines connect to an

                                    EXH-A-3
equal number of continuous flexible pipelines and the two (2) control umbilicals continue, all of which then extend for a length of +/- three hundred (300') until they terminate at connections on the pontoons (subsea porches) of the PLATFORM.

          The Production Riser is located at the same location as the platform.

                                    EXH-A-4

                                                                EXHIBIT A-1
                                                                    to
                                                         Production System Lease
                                                         -----------------------

The Components of the Pipeline System are located as follows:

1.   12 3/4" Gas Pipeline:  12" Gas Pipeline Right-of-Way extending from
     --------------------
     Platform B (Shallow Water Facility), Block 315, Eugene Island Area to Block 388, Garden Banks Area. Approved by the Minerals Management Service, U.S. Department of the Interior, May 19, 1994, and assigned Right-of-Way No. OCS-G 14290, Segment No. 10229.

2.   12 3/4" Oil Pipeline:  12" Oil Pipeline Right-of-Way extending from
     --------------------
     Platform B (Shallow Water Facility) Block 315, Eugene Island Area to Block 388, Garden Banks Area. Approved by the Minerals Management Service, U.S. Department of the Interior, May 19, 1994, and assigned Right-of-Way No. OCS-G 14288, Segment No. 10227.

3.   12 3/4" Gas Export Pipeline:  Plat and legal description of 12" Gas Export
     ---------------------------
     Pipeline Right-of-Way extending from Platform B (Shallow Water Facility), Block 315, Eugene Island Area to Sea Robin Pipeline Company's 24 inch pipeline (OCS-G 19071). Approved by the Minerals Management Service, U.S. Department of the Interior, April 29, 1994, and assigned Right-of-Way No. OCS-G 14678, Segment No. 10267.

4.   8 5/8" Oil Export Pipeline: Plat and legal description of 8 3/4" Oil
     -------------------------
     Export Pipeline Right-of-Way extending from Platform B (Shallow Water Facility), Block 315, Eugene Island Area to Texaco Pipeline Inc.'s 20 inch pipeline (OCS-G 3303). Approved by the Minerals Management Service, U.S.Department of the Interior, April 21, 1994, and assigned Right-of-Way No. OCS-G 14287, Segment No. 10226.

The Components of the Shallow Water Processing Facility are located as follows:

5. Approval Letter dated April 22, 1994, from the Minerals Management Service, U.S. Department of the Interior to EP Operating Limited Partnership amending Right-of-Way OCS-G 14287, Segment No. 10226, to include Platform B-(Shallow

                                   EXH-A-1-1

     Water Facility) located in Block 315, Eugene Island Area, Outer Continental Shelf, Gulf of Mexico.

                                   EXH-A-1-2

                                                                  EXHIBIT B
                                                                      to
                                                         Production System Lease
                                                         -----------------------



                         DESCRIPTION OF FEDERAL LEASES


1.   Garden Banks 344
     ML OL 83
     MMS Serial No.:  OCS-G 8232
     Effective date of lease:  October 1, 1985
     Lessor:  United States of America
     Lessee:  Placid Oil Company, et al.
     Legal Description:
     Block 344, Garden Banks Area, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760 acres.


2.   Garden Banks 345
     ML OL 157
     MMS Serial No.:  OCS-G 11496
     Effective date of lease: October 1, 1989
     Lessor:  United States of America
     Lessee:  Shell Offshore, Inc.
     Legal Description:
     Block 345, Garden Banks Area, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760 acres.


3.   Garden Banks 386
     ML OL 109
     MMS Serial No.:  OCS-G 10350
     Effective date of lease:  October 1, 1988
     Lessor: United States of America
     Lessee:  Exxon Corporation, et al.
     Legal Description:
     Block 386, Garden Banks Area, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760 acres.


                                    EXH-B-1

4.   Garden Banks 387
     ML OL 76
     MMS Serial No.:  OCS-G 7485
     Effective date of lease:  October 1, 1984
     Lessor: United States of America
     Lessee:  Placid Oil Company, et al.
     Legal Description:
     Block 387, Garden Banks Area, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760 acres.


5.   Garden Banks 388
     ML OL 77
     MMS Serial No.:  OCS-G 7486
     Effective date of lease:  October 1, 1984
     Lessor: United States of America
     Lessee:  Placid Oil Company, et al.
     Legal Description:
     Block 388, Garden Banks Area, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760 acres.


6.   Garden Banks 389
     ML OL 158
     MMS Serial No.:  OCS-G 11506
     Effective date of lease:  October 1, 1989
     Lessor: United States of America
     Lessee:  Shell Offshore, Inc.
     Legal Description:
     Block 389, Garden Banks Area, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760 acres.

                                    EXH-B-2